                                MASTER AGREEMENT

                                     between

GALEN (CHEMICALS) LIMITED, 4 Adelaide Street, Dun Laoghaire, Co. Dublin, Ireland (hereinafter referred to as "GALEN")

                                       and

LEO PHARMA A/S, Industriparken 55, DK-2750 Ballerup, Denmark (hereinafter referred to as "LEO").

Capitalized terms not otherwise defined herein shall have the meanings set forth in Article 1.

WHEREAS, LEO has licensed certain rights to its compound Calcipotriene, a vitamin D analogue with the formula C27H40O3 (the "Compound") to Bristol-Myers Squibb Company (hereinafter referred to as "BMS") in the United States of America, its possessions and territories (hereinafter referred to as the "Territory") and as BMS has marketed this compound in various presentations under the trademark Dovonex(R) in the Territory for a number a years (the "Products"); and

WHEREAS, BMS has entered into a co-promotion agreement (the "Co-promotion Agreement") with GALEN regarding the Products; and

WHEREAS GALEN and BMS have entered into an option agreement (the "Option Agreement") in which GALEN has options exercisable no sooner than August 1, 2003 (with effect as of 1 January 2004) or later than August 1, 2005 (with effect as of 1 January 2006) to acquire all of BMS's rights and to assume BMS's obligations (the "Option") under the agreement dated September 28, 1989 between BMS (as successor to E.R. Squibb & Sons Inc.) and LEO, as amended July 6, 1992, April 8, 1993 and as of the date hereof and the Product Supply Agreement between Bristol-Myers Squibb Company and LEO dated as of April 8, 1993 (each as may be amended or supplemented by the parties in the future, collectively, the "BMS Agreements") - a transaction which is described in more detail in the form of an asset purchase agreement between GALEN and BMS (the "Asset Purchase Agreement"); and

WHEREAS, LEO has given its consent to the grant of co-promotion rights to GALEN under the Co-promotion Agreement and the grant of the Option to GALEN; and

WHEREAS, LEO recently has developed a new combination product containing both the Compound and Betamethasone Dipropionate in an ointment which it intends to market under the trademark Dovobet(R) (the "Combination Product") and has filed a patent application for the Combination Product and markets the product in Europe; and

WHEREAS, all rights of BMS to the Combination Product in the Territory have reverted to LEO; and

WHEREAS, GALEN is interested in financial support of LEO in the development and Registration of the Combination Product in the Territory as well as collaborating with LEO regarding the commercialization of the Combination Product in the Territory.

NOW THEREFORE, the Parties hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

1.1 "AB rated" means, with respect to any Product, a pharmaceutical product which is an AB-rated equivalent to the Product, as defined in the 22nd edition of Approved Drug Products with Therapeutic Equivalence Evaluations issued by the United States Department of Health and Human Services.

1.2 "Action or Proceeding" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority action, notification, investigation or audit.

1.3 "Affiliate" means, with respect to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, the specified Person. For purposes of this definition, the term "control" as applied to any Person, means the possession, directly or indirectly, of at least fifty-one per cent (51%) of the power to direct or cause the direction of the management of that Person, whether through ownership of voting securities or otherwise.

1.4   "Agreement" means this Master Agreement between GALEN and LEO.

1.5   "FDA" means the United States Food and Drug Administration.

1.6 "FD&C Act" means the Federal Food, Drug and Cosmetic Act, as amended, and all applicable regulations thereunder.

1.7 "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, agency, commission, official or other instrumentality of the United States or any relevant country, state, province, county, city or other political subdivision.

1.8 "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any Governmental or Regulatory Authority.

1.9 "NDA" means a New Drug Application filed with the FDA for any product, requesting permission to place a drug on the market in accordance with 21 C.F.R. Part 314 and all supplements filed pursuant to the requirements of the FDA, including all documents, data and other information concerning the Products which are necessary for FDA approval to market a product in the United States.

1.10" Party" means GALEN or LEO, as the case may be, and "Parties" means GALEN and LEO.

1.11 "Person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental or Regulatory Authority, or other entity or organisation.

1.11 "Registrations" means the authorization to sell the Product in the Territory as granted by the FDA or other relevant Governmental or Regulatory Authority.

                                    ARTICLE 2

                              OPERATIVE AGREEMENTS

2.1 Simultaneously with the signing of this Agreement the Parties have also signed the following agreements (the "Operative Agreements"):

(a) Development Agreement regarding the development and Registration of the Combination Product in the Territory (hereinafter referred to as the "Development Agreement"), which is attached to this Agreement as Appendix I;

(b) License and Supply Agreement regarding the marketing of the Products in the Territory (hereinafter referred to as the "Dovonex(R) Agreement"), which is attached to this Agreement as Appendix II.

(c) License and Supply Agreement regarding the marketing of the Combination Product in the Territory (hereinafter referred to as the "Dovobet(R) Agreement"), which is attached to this Agreement as Appendix III.

                                    ARTICLE 3

                              TERM AND TERMINATION

3.1 This Agreement will be effective when signed by both Parties provided that the Co-promotion Agreement and the Option Agreement have been signed and have come into force and provided also that said agreements do not prohibit GALEN from entering into the Dovonex(R) Agreement and the Dovobet(R) Agreement. This Agreement will terminate when the Development Agreement, the Dovonex(R) Agreement and the Dovobet(R) Agreement are all terminated unless earlier terminated in accordance with the terms hereof.

3.2 In the event that one of the Parties hereto materially defaults or breaches any of the provisions of this Agreement, the other Party shall have the right to terminate this Agreement upon sixty (60) days' written notice, provided, however, that if the Party in default within the sixty day period referred to, remedies the said default or breach, the Agreement shall continue in full force and effect. If this Agreement is terminated, the Development Agreement, the Dovonex(R) Agreement and the Dovobet(R) Agreement shall automatically terminate.

3.3 In the event of termination of this Agreement GALEN shall not be relieved of the duty and obligation to pay in full any payments due and unpaid at the effective date of such termination.

3.4   The Operative Agreements will be effective as described below:

      (a) The Development Agreement will be effective as of the date hereof.

      (b) The Dovonex(R) Agreement will be effective when the rights and obligations regarding the marketing of the Products have been bought by GALEN in accordance with the Option, provided that the Option shall have been exercised by GALEN by August 1, 2005.

      (c) The Dovobet(R) Agreement will be effective when Registration for the Combination Product is granted in the United States having the attributes described in Article 4.1.3(c)(i), provided that both the Development Agreement and the Dovonex(R) Agreement have come into force, provided, however, that if GALEN decides not to exercise the Option with effect as of 1 January 2006 at the latest because (i) the aggregate turnover of the Products in the U.S. during the period 1 July 2004 - 30 June 2005, as measured by IMSHealth, is equal to or less than U.S.$50,000,000 (fifty million dollars) or (ii) on or prior to August 1, 2005 a generic product that is AB rated to any Product is approved by the FDA and has become commercially available, the Dovobet(R) Agreement will be effective when Registration for the Combination Product is granted in the United States having the attributes described in Article 4.1.3(c)(i), provided, for purposes of subclause (ii) above, that GALEN has not provided assistance to the holder of the registration for the AB rated product to obtain such registration. In such case, and in the event that the Combination Product obtains a Registration prior to August 1, 2005 and GALEN has exercised the Option but there has not yet been a Closing (as defined in the Option Agreement), whether the Dovobet(R) Agreement becomes effective is not dependent on whether the Dovonex(R) Agreement has become effective.

3.5   The Operative Agreements will terminate as described in said agreements.

      The consequences of termination with regard to the Operative Agreements are regulated separately in these agreements.

                                    ARTICLE 4

                          CONSIDERATION AND MILESTONES

4.1 In consideration of the rights granted to GALEN under this Agreement and the Operative Agreements attached as Appendices I-III:

4.1.2 GALEN shall on the same date and immediately after the assignment of the BMS Agreements from BMS to GALEN transfer to LEO all of GALEN's rights, title and interests in any and all assets relating to the Dovonex(R) product including but not limited to rights, title and interest to data, studies, technical information, the IND, the NDA, the trademark, publications and promotion material as assigned from BMS to GALEN in accordance with the Asset Purchase Agreement; and

4.1.3 GALEN has made or shall make the following milestone payments to LEO:

      (a) USD 2,000,000 (United States Dollars two million) option fee paid upon signing of the Heads of Agreement on 17 December 2001;

      (b)   USD 5,000,000 (United States Dollars five million) within thirty
            (30) days following the date hereof; and

      (c)   USD 40,000,000 (United States Dollars forty million) within thirty
            (30) days following the FDA approval of the Registration for the Combination Product, provided that:

            (i) at the time of the approval of the Registration the indications and dosages in the product labeling and package insert approved by FDA is essentially equivalent to the SmPC approved for Daivobet(R)/Dovobet(R) in Europe and Canada on the date hereof. GALEN recognizes that the daily dosing of Combination Product may be once and/or twice daily.

            (ii) LEO is ready and able to supply sufficient commercial quantities of the Combination Product to GALEN provided GALEN has given timely and firm orders and GALEN has approved and delivered the artwork for the packages to LEO within thirty days after FDA approval of the Registration.

4.2   It is understood that none of the amounts paid pursuant to this Article
      4.1.3 (a), (b) and (c) are refundable.

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

5.1   LEO hereby represents, warrants, covenants and agrees as follows:

            (a) LEO has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement and the Operative Agreements by LEO have been duly and validly authorized and approved by proper corporate action on the part of LEO, and LEO has taken all other action required by Law, its certificate of incorporation, by-laws or any agreement to which it is a party or to which it may be subject, required to authorize such execution, delivery and performance. Assuming due authorization, execution and delivery on the part of GALEN, this Agreement constitutes and, when effective, the Operative Agreements will each constitute a legal, valid and binding obligation of LEO, enforceable against LEO in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights.

            (b) As of the date hereof, the execution and delivery of this Agreement and the Operative Agreements by LEO and the performance by LEO contemplated hereunder will not violate any Laws.

            (c) As of the date hereof, neither the execution and delivery of this Agreement or the Operative Agreement nor the performance hereof or thereof by LEO requires LEO to obtain any permits, authorizations or consents from any Governmental or Regulatory Authority (except for FDA approval of the Combination Product) or from any other Person, and such execution, delivery and performance will not result in the breach of or give rise to any termination of any agreement or contract to which LEO may be a party and which relates to Products and/or Combination Product.

            (d) As of the date hereof, Appendix V contains a correct and complete list of all patents and patent applications issued or pending in the Territory relating to the Combination Product which are owned by LEO or its Affiliates. LEO is the owner of record of all patents and patent applications listed on Appendix V. To the best knowledge of LEO, the claims included in such patent and patent applications relate to patentable subject matter, and LEO is not aware of any reason that such claims would be invalid or would not be allowed to issue.

            (e) As of the date hereof, to the best knowledge of LEO, the manufacture, use or sale of the Products or Combination Product does not or would not infringe any patents of third parties, and, to the best knowledge of LEO, no third party is infringing in the Territory any of the claims of the patent or patent applications listed in Appendix V.

            (f) As of the date hereof, there are no Actions or Proceedings pending against LEO or any of its Affiliates, or, to the knowledge of LEO, threatened against LEO or any of its Affiliates, at law or in equity, or before or by any Governmental or Regulatory Authority relating to the Combination Product in the Territory or any of the matters contemplated under this Agreement. To the knowledge of LEO, there are no investigations, pending or threatened against LEO or any of its Affiliates, at law or in equity, or before or by any Governmental or Regulatory Authority relating to the Products, the Combination Product or any of the matters contemplated under this Agreement.

            (g) LEO will exercise reasonable diligence to ensure that the NDA for the Combination Product to be filed with the FDA and all amendments thereto will be prepared in accordance with all applicable requirements of the FD&C Act.

            (h) LEO has heretofore disclosed to GALEN all material information known to LEO with respect to the safety and effectiveness of the Combination Product or human risk factors relating thereto.

            (i) LEO acknowledges that GALEN is relying, and is entitled to rely, on the foregoing representations, warranties and covenants.

5.2   GALEN hereby represents, warrants, covenants and agrees as follows:

      (a) GALEN has the corporate power and authority to execute and deliver this Agreement and the Operative Agreements and to perform its obligations hereunder and thereunder, and the execution, delivery and performance of this Agreement and the Operative Agreements by GALEN have been duly and validly authorized and approved by proper corporate action on the part of GALEN, and GALEN has taken all other action required by Law, its certificate of incorporation, by-laws or any agreement to which it is a party or to which it may be subject, required to authorize such execution, delivery and performance. Assuming due authorization, execution and delivery on the part of LEO, this Agreement constitutes and the Operative Agreements, when effective will each constitute, a legal, valid and binding obligation of GALEN, enforceable against GALEN in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to creditors' rights.

      (b) As of the date hereof, the execution and delivery of this Agreement and the Operative Agreements by GALEN and the performance by GALEN contemplated hereunder will not violate any Laws.

      (c) As of the date hereof, neither the execution and delivery of this Agreement and the Operative Agreements nor the performance hereof and thereof by GALEN requires GALEN to obtain any permits, authorizations or consents from any Governmental or Regulatory Authority or from any other Person, and such execution, delivery and performance will not result in the breach of or give rise to any termination of any agreement or contract to which GALEN may be a party.

      (d) As of the date hereof, there are no actions, suits, proceedings or claims, pending against GALEN or any of its Affiliates, or, to the knowledge of GALEN, threatened against GALEN or any of its Affiliates, at law or in equity, or before or by any Governmental or Regulatory Authority relating to any of the matters contemplated under this Agreement. To the knowledge of GALEN, there are no investigations, pending or threatened against GALEN or any of its Affiliates, at law or in equity, or before or by any Governmental or Regulatory Authority relating to the matters contemplated under this Agreement or which would otherwise materially adversely affect GALEN's ability to perform its obligations hereunder.

      (e) The Option Agreement does not prohibit GALEN from entering into this Agreement and the Operative Agreements and after the transfer of the rights to GALEN in accordance with the Asset Purchase Agreement, BMS will no longer have the right to market products containing the Compound under the trademark Dovonex(R) in the Territory.

      (f) GALEN acknowledges that LEO is relying, and is entitled to rely, on the foregoing representations, warranties and covenants.

                                    ARTICLE 6

                                 CONFIDENTIALITY

6.1 Each Party shall keep the terms of this Agreement and the Operative Agreements confidential and shall not disclose the same to any third party other than (i) by agreement of the Parties hereto, or (ii) as required by Law or stock exchange regulation or an order of a competent Governmental or Regulatory Authority; provided that prior to disclosure pursuant to
      (ii) above, the disclosing Party shall - if possible - notify the nondisclosing Party sufficiently prior to making such disclosure so as to allow the nondisclosing Party adequate time to take whatever action it may deem to be appropriate to protect the confidentiality of the information. Notwithstanding anything herein to the contrary, any Party to this Agreement (and any employee, representative, or other agent of any Party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

6.2 Neither Party shall make any press release or other public announcement or other disclosure to third parties relating to this Agreement or the Operative Agreements without the prior consent of the other Party, which consent shall not be unreasonably withheld, except where required by applicable Law; provided that prior to disclosure, the disclosing Party shall notify the nondisclosing Party sufficiently prior to making such disclosure so as to allow the nondisclosing Party adequate time to take whatever action it may deem to be appropriate to protect the confidentiality of the information.

                                    ARTICLE 7

                                  ASSIGNABILITY

This Agreement shall be binding upon, and shall inure to the benefit of successors of the Parties hereto, or to any assignee of all of the goodwill and entire business assets of a Party hereto relating to pharmaceuticals, but shall not otherwise be assignable without the prior written consent of the other Party.

                                    ARTICLE 8

                  AMENDMENT OF AGREEMENT; WAIVER; SEVERABILITY

8.1   This Agreement shall not be changed or modified orally.

8.2 Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by either Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

8.3 If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable present or future Law, and if the rights or obligations of any Party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, the Parties will add as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

                                    ARTICLE 9

                           STATUS OF PRIOR AGREEMENTS

This Agreement together with the Development Agreement, the Dovonex(R) Agreement and the Dovobet(R) Agreement constitute the entire agreement between the Parties hereto with respect to the within subject matter and supersedes all previous agreements, whether written or oral.

LEO and GALEN agree that the BMS Agreements will automatically terminate on the same date and immediately after said agreements are assigned from BMS to GALEN in accordance with the Asset Purchase Agreement and the termination of the BMS Agreements and the coming into force of the Dovonex(R) Agreement shall be deemed to be simultaneous.

                                   ARTICLE 10

                                  FORCE MAJEURE

The occurrence of an event which materially interferes with the ability of a Party to perform its obligations or duties hereunder which is not within the reasonable control of the Party affected, not due to malfeasance, and which could not with the exercise of due diligence have been avoided ("Force Majeure") including, but not limited to, fire, accident, labor difficulty, strike, riot, civil commotion, act of God, delay or errors by shipping companies or change in Law shall not excuse such Party from the performance of its obligations or duties under this Agreement, but shall merely suspend such performance during the continuation of Force Majeure. The Party prevented from performing its obligations or duties because of Force Majeure shall promptly notify the other Party hereto (the "Other Party") of the occurrence and particulars of such Force Majeure and shall provide the Other Party, from time to time, with its best estimate of the duration of such Force Majeure and with notice of the termination thereof. The Party so affected shall use its best efforts to avoid or remove such causes of non-performance. Upon termination of Force Majeure, the performance of any suspended obligation or duty shall promptly recommence. Neither Party shall be liable to the Other Party for any direct, indirect, consequential, incidental, special, punitive or exemplary damages arising out of or relating to the suspension or termination of any of its obligations or duties under this Agreement by reason of the occurrence of Force Majeure. In the event that Force Majeure has occurred and is continuing for a period of at least six
(6) months, the Other Party shall have the right to terminate this Agreement upon thirty (30) days' notice.

                                   ARTICLE 11

                         GUARANTEE OF GALEN HOLDINGS PLC

On the date hereof, GALEN shall deliver to LEO the guarantee of Galen Holdings PLC, its parent company, guaranteeing to LEO the performance of GALEN's obligations under this Agreement and the Operative Agreements, substantially in the form of Appendix IV.

                                   ARTICLE 12

                        PARTNERSHIP/AGENCY; THIRD PARTIES

None of the provisions of this Agreement shall be deemed to constitute the relationship of partnership or agency between the Parties, and neither Party shall have any authority to bind the other Party in any way except as provided in this Agreement.

The Parties agree that no third party which is not a party to this Agreement is intended to benefit from or shall have any right to enforce any provision of this Agreement.

                                   ARTICLE 13

                                  GOVERNING LAW

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE OTHER THAN SECTIONS 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Each Party irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby or thereby. Each Party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each Party further agrees that service of any process, summons, notice or document by registered mail to such Party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Article 13. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby and thereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Each Party hereto hereby waives to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement.

                                   ARTICLE 14

                                     NOTICES

Any notice hereunder shall be deemed to be sufficiently given if sent by registered mail or by fax followed by mail to:

In the case of GALEN:

                GALEN (CHEMICALS) LIMITED
                4 Adelaide Street
                Dun Laoghaire, Co. Dublin
                Ireland

                Fax: + 353 1 214 8477

With a copy to:

                Galen Holdings PLC
                Att. Chief Executive Officer
                100 Enterprise Drive, Suite 280
                Rockaway, New Jersey 07866
                USA

                Fax: + 1 973 442 3362

In the case of LEO:

                LEO PHARMA A/S
                Att. CEO, President
                Industriparken 55
                DK-2750 Ballerup
                Denmark

                Fax: + 45 44 64 15 80

or such other address as the receiver shall have last furnished to the sender.

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be duly executed in duplicate by their authorised officers as of the date last below written.

Rockaway,  April ___, 2003                Ballerup, April ___, 2003

GALEN (CHEMICALS) LIMITED                 LEO Pharma A/S




--------------------------------------    --------------------------------------
Name:  Roger M. Boissonneault             Name:
Title: Director                           Title:

Appendix I: Form of Development Agreement

Appendix II: Form of Dovonex Agreement

Appendix III: Form of Dovobet(R) Agreement

Appendix IV: Form of Guarantee

Appendix V: Patent and Patent Applications

                          LICENSE AND SUPPLY AGREEMENT
                             "DOVONEX(R) AGREEMENT"




                                     between



                            GALEN (CHEMICALS) LIMITED



                                       and




                                 LEO PHARMA A/S





DOVONEX(R) AGREEMENT

                                TABLE OF CONTENTS

I        DEFINITIONS                                                           3
II       RIGHTS                                                                7
III      SUPPLY OF FINISHED PRODUCTS                                           8
IV       MARKETING                                                            18
V        ACCOUNTING AND ROYALTY PAYMENT                                       20
VI       PATENT PROTECTION AND VALIDITY                                       21
VII      THIRD PARTIES INTELLECTUAL PROPERTY CLAIMS                           22
VIII     CONFIDENTIALITY                                                      22
IX       REGISTRATIONS                                                        23
X        TRADEMARKS                                                           24
XI       AUTHORISATIONS                                                       25
XII      QUALITY ASSURANCES                                                   25
XIII     SAFETY REPORTING, COMPLAINTS AND PRODUCT RECALL                      25
XIV      RESPONSIBILITIES OF PARTIES                                          26
XV       TERM AND TERMINATION; CONSEQUENCES OF TERMINATION                    27
XVI      ASSIGNABILITY                                                        30
XVII     AMENDMENT OF AGREEMENT; WAIVER; SEVERABILITY                         31
XVIII    STATUS OF PRIOR AGREEMENT                                            31
XIX      FORCE MAJEURE                                                        32
XX       NON-COMPETITION CLAUSE                                               32
XXI      PARTNERSHIP/AGENCY; THIRD PARTIES                                    32
XXII     GOVERNING LAW                                                        33
XXIII    NOTICES                                                              34

                                   APPENDICES:

Appendix I:     Products
Appendix II:    LEO Logo Guidelines
Appendix III:   LEO Product Concept
Appendix IV:    Patents
Appendix V:     Batch Size and Minimum Order Quantity Per Delivery
Appendix VI:    QA/QC Agreements
Appendix VII:   GALEN's Pharmaceutical Import License
Appendix VIII:  Pharmacovigilance Agreement
Appendix IX:    Complaints and Product Recall


DOVONEX(R) AGREEMENT
                                                                               2
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                                    AGREEMENT

                                     between

GALEN (CHEMICALS) LIMITED of 4 Adelaide Street, Dun Laoghaire, Co. Dublin, Ireland (hereinafter referred to as "GALEN")

                                       and

LEO PHARMA A/S of Industriparken 55, DK-2750 Ballerup, Denmark (hereinafter referred to as "LEO").

Capitalized terms not otherwise defined herein shall have the meanings set forth in Article I of this Agreement.

WHEREAS, LEO has discovered and developed the Compound and manufactures pharmaceutical products containing the Compound for human therapeutic use; and

WHEREAS, GALEN has marketing expertise within the field of dermatology; and

WHEREAS, GALEN and LEO are interested in collaborating on the marketing of the Compound in the Territory;

NOW THEREFORE, the Parties hereby agree as follows:

I - DEFINITIONS

1.1 "Action or Proceeding" shall mean any action, suit, proceeding, arbitration or Governmental or Regulatory Authority action, notification, investigation or audit.

1.2 "Affiliate" shall mean, with respect to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, the specified Person. For purposes of this definition, the term "control" as applied to any Person, means the possession, directly or indirectly, of at least fifty-one per cent (51%) of the power to direct or cause the direction of the management of that Person, whether through ownership of voting securities or otherwise.


DOVONEX(R) AGREEMENT
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1.3      "Agreement" shall mean this License and Supply Agreement between GALEN and LEO.

1.4      "BMS" shall mean Bristol-Myers Squibb Company.

1.5 "BMS Agreements" shall mean the agreement dated September 28, 1989 between BMS (as successor to E.R. Squibb & Sons Inc.) and LEO, as amended July 6, 1992, April 8, 1993 and as of the date hereof and the Product Supply Agreement between BMS and LEO dated as of April 8, 1993, each as may be amended or supplemented by the parties in the future.

1.6 "Combination Product" shall mean the pharmaceutical formulations containing both the Compound and Betamethasone Dipropionate in an ointment.

1.7 "Compound" shall mean the compound Calcipotriene, a vitamin D analogue with the formula C27H4003.

1.8 "current Good Manufacturing Practices" shall mean the regulatory and other standards of good manufacturing practice in the Territory, as in effect from time to time, relating to the Manufacture of medicinal products.

1.9 "Effective Date" shall mean the date on which GALEN acquires the interests and obligations of BMS in and to the Products, pursuant to the Option Agreement dated as of even date herewith between GALEN and BMS and in accordance with the Asset Purchase Agreement referred to in the Option Agreement.

1.10     "FDA" shall mean the United States Food and Drug Administration.

1.11 "Finished Product" shall mean the Products which are ready for sale to customers in finished, final packaged form.

1.12 "GALEN Information" shall mean any information (including, but not limited to, technical improvements, financial and marketing information) developed, made and/or generated by GALEN relating to and made as a result of its work with the Products.


DOVONEX(R) AGREEMENT
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
1.13 "Governmental or Regulatory Authority" shall mean any court, tribunal, arbitrator, agency, commission, official or other instrumentality of the United States or any relevant country, state, province, county, city or other political subdivision.

1.14 "Gross Margin" shall mean Net Sales less an amount equal to a percentage of Net Sales determined by adding the purchase price, as set forth in Section 3.2 and the applicable royalty rate, set forth in
         Section 5.1.

1.15 "IND" shall mean the Investigational New Drug Application, as defined in the United States Federal Food, Drug and Cosmetic Act and applicable regulations promulgated thereunder as amended from time to time, filed in the United States for the Product.

1.16 "Laws" shall mean all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any relevant Governmental or Regulatory Authority.

1.17 "LEO Logo Guidelines" shall mean the guidelines for use of the LEO name and the Assyrian Lion logo, Appendix II.

1.18 "LEO Product Branding" shall mean the Trademark, the LEO name, the Assyrian Lion, the LEO Logo Guidelines, the LEO Product Concept, and any domain names or websites related to the Product in the Territory.

1.19 "LEO Product Concept" shall mean the global concept for packaging and promotional materials related to the Products developed by LEO, Appendix III.

1.20 "Losses" shall mean any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, reasonable fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

1.21 "Manufacture" shall mean all the activities relating to production of each Product, spanning from purchasing raw materials to packaging Product including, but not limited to, purchasing raw materials, packaging materials, production, quality control and assurance, filling, labelling, packaging and finishing, release, holding and storage and the tests and analyses conducted in connection therewith.


DOVONEX(R) AGREEMENT
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
1.22 "Manufacturing Authorization" shall mean the authorization to Manufacture the Products as granted by the relevant Governmental or Regulatory Authorities.

1.23 "NDA" shall mean the New Drug Application filed with the FDA for the Product, requesting permission to place the Product on the market in accordance with 21 C.F.R. Part 314 and all supplements filed pursuant to the requirements of the FDA, including all documents, data and other information concerning the Products which are necessary for FDA approval to market a product in the United States.

1.24 "Net Sales" shall mean the adjusted gross invoice price, the adjusted gross invoice price being the aggregate sales of GALEN and its Affiliates of the Product to unaffiliated third parties in the Territory (but not including sales between GALEN and its Affiliates) less sales returns and allowances, including trade, quantity and cash discounts and any other adjustments, including those granted on account of price adjustments, billing errors, rejected goods, damaged goods, Recalls, returns, rebates, chargeback rebates, fees, reimbursements or similar payments granted or given to wholesalers or other distributors (including retailers), buying groups, health care insurance carriers or other institutions, freight and insurance charges billed to the customers, customs or excise duties, sales tax and other taxes (except income taxes) or duties relating to sales, and any payment in respect of sales to any Governmental or Regulatory Authority in respect of any Federal or state Medicaid, Medicare or similar program, all as determined in accordance with generally accepted accounting principles on a basis consistent with GALEN's audited financial statements, provided, however, that the deductions from aggregate sales described above shall in no event exceed eight percent (8%).

1.25 "Party" shall mean GALEN or LEO, as the case may be, and "Parties" shall mean GALEN and LEO.

1.26 "Patents" shall mean the patents and patent applications owned and controlled by LEO and listed in Appendix IV hereto, together with any reissues, extensions, substitutions, confirmations, registrations, revalidations, additions, divisions, continuations, or continuations-in-part, of or to the aforesaid patents, and any other patents owned by, or licensed to LEO in the Territory which, in the absence of a license, would be infringed by the Manufacture, use or sale of Products.


DOVONEX(R) AGREEMENT
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
1.27 "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental or Regulatory Authority or other entity or organization.

1.28 "Product" or "Products" shall mean the products listed in Appendix I, which may be amended from time to time.

1.29 "Registrations" shall mean the authorization to sell the Product in the Territory as granted by the FDA or other relevant Governmental or Regulatory Authority.

1.30 "Technical Information" shall mean all information in the possession of LEO and/or its Affiliates, and the information transferred from BMS to GALEN, regarding preclinical, chemical-pharmaceutical and clinical data or other scientific information (including specifications, master batch records, analytical methods including validation protocol and the drug master file), or secret know-how about Product including, but not limited to marketing know-how and show-how or uses for the Product in the possession of LEO regarding the Product necessary for GALEN to fulfil its obligations under the Agreement.

1.31 "Territory" shall mean the fifty (50) states of the United States of America, the District of Columbia, its territories and current possessions.

1.32     "Trademark" shall mean the trademark Dovonex(R) owned by LEO.

II - RIGHTS

2.1 Grant. LEO hereby grants GALEN, and GALEN accepts from LEO, subject to the terms, conditions and provisions of this Agreement, an exclusive license subject to Article 4.1, with the right to sublicense GALEN's Affiliates, under the Trademark, Patents and Technical Information owned by, or licensed to, LEO to import, store, distribute, use and sell the Products in the Territory.

2.2 GALEN acknowledges that the FDA has required carcinogenicity studies, which started November 2001. If the studies are still running when this Agreement becomes effective GALEN agrees to pay fifty percent (50%) of the documented expenses for these studies for which LEO is responsible incurred after the date hereof. The estimated costs and timelines are described below.


DOVONEX(R) AGREEMENT

         BMS-181161 (CALCIPOTRIENE): 2-YEAR DERMAL CARCINOGENICITY STUDY IN
         MICE.
         CRO:                      Huntingdon Life Sciences, NJ, USA.
         Fee:                      USD 1,128,200
         Start:                    November 2001
         Audited draft report:     September 2004
         Remarks:                  BMS will monitor study, incl. GLP compliance
                                   inspections. LEO will provide test article and do analytical work (TK plasma concentration analysis and test article reanalysis)

         BMS-181161 (CALCIPOTRIENE) SOLUTION: 12-MONTH PHOTOCARCINOGENESIS STUDY WITH ULTRAVIOLET RADIATION IN HAIRLESS MICE.
         CRO:                      Argus Research, PA, USA (Charles River
                                   Laboratories Discovery and Development
                                   Services).
         Fee:                      USD 791,000
         Start:                    November 2001
         Audited draft report:     March 2003
         Remarks:                  BMS will monitor study, incl. GLP compliance
                                   inspections. LEO will provide test article and do analytical work (test article reanalysis)

2.3 LEO shall disclose to GALEN full details of all work undertaken in connection with the carcinogenicity studies. LEO shall provide to GALEN written progress reports at intervals of not more than three (3) months. Meetings between LEO and GALEN shall be held at least two (2) times per year in order to review the progress of the studies and to determine further courses of action, as necessary.

2.4 LEO, its affiliates and its partners will be free to use GALEN Information (other than confidential financial information regarding GALEN), but shall be subject to the same confidentiality obligations set forth Article VIII.

III - SUPPLY OF FINISHED PRODUCTS

3.1 Supply. In order to ensure the quality of the Products to be sold by GALEN, GALEN shall purchase from LEO, and LEO shall supply to GALEN, according to supply conditions as laid down in this Agreement, either from LEO or from such other sources as LEO shall authorise subject to
         Article 3.9.1(b), GALEN's total requirements of the Products for use and sale for the term of this Agreement.


DOVONEX(R) AGREEMENT
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
3.2 Purchase Price. The purchase price will be twenty percent (20%) calculated on the Net Sales of Product sold by GALEN or its Affiliates in the Territory. It is understood that LEO has no obligation to deliver Products at a floor price below four (4) times the LEO group variable cost at all times (raw materials, packaging materials including art work, energy, labour etc.) of the manufacture of the Products.

3.3 Invoicing. LEO shall issue an invoice with each shipment of Products pursuant to this Agreement and GALEN agrees to pay such invoice in immediately available funds within end of month + thirty (30) days from the date of invoice. Invoicing and payments for Products shall be denominated in United States Dollars. Payment shall be made to an account designated by LEO in writing. The supply price of Products reflects shipping terms of FCA Site of Production (ICC Incoterms 2000).

         3.3.1 Invoice Adjustments. Because the Purchase Price is based on Net Sales and will not be known precisely at the time of shipment of Products by LEO, the invoice price shall reflect the estimated Purchase Price agreed by the Parties.

         Each year on 1 August an invoice price will be established for the following calendar year based on the expected Net Sales and on 1 January the invoice price of the stock of goods at GALEN will be adjusted to the new invoice price agreed for that new year.

         Adjustments to correct the invoiced amount shall be made quarterly following receipt of information on the actual Net Sales realized on the sale of Products ex GALEN.

         GALEN shall render to LEO, within sixty (60) days after the end of each calendar quarter, a detailed report setting forth Net Sales for the preceding calendar quarter, the corresponding units by SKU represented by such Net Sales, the manner in which Net Sales have been calculated, as well as a calculation of said adjustments to invoice prices. Settlement is to take place at the time of delivery of the report.

         Any payment made by GALEN hereunder after the date such payment is due, shall bear interest at the lesser of: (a) one and one half percent (1.5%) per month or (b) the maximum rate permitted by applicable Law. The interest on late payments shall be calculated from the date payment was due until actually received by LEO.


DOVONEX(R) AGREEMENT
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
3.4      Forecasts/Firm Orders.

         (a) On the Effective Date, GALEN will provide LEO with a firm order for the period from the Effective Date up to and including the end of the fourth full month following the Effective Date. LEO will supply the quantities set forth in such firm order in accordance with the delivery schedule set forth therein, and to the extent such firm order is not sufficient to meet GALEN's actual requirements of the Product for such period, LEO will use commercially reasonable efforts to supply GALEN with its requirements beyond the amounts specified in such firm order. It is understood that quantities supplied by LEO pursuant to the firm order delivered on the Effective Date will bear the trademarks and trade dress of the Product as marketed by BMS. Galen represents and warrants to LEO that it has a limited license from BMS pursuant to the terms of that certain Asset Purchase Agreement between Galen and BMS, pursuant to which Galen acquired rights to the Product, to sell Product bearing the trademarks and trade dress of the Product as marketed by BMS for up to six months. GALEN understands and acknowledges that the lead time for shipment of Products following the receipt of such firm orders will be three (3) months. Notwithstanding the foregoing, LEO agrees that to the extent that BMS has placed firm orders for Product with LEO within the four months prior to the Effective Date, delivery of those orders scheduled for after the Effective Date will be based upon the lead times and the delivery dates set forth in the forecasts delivered by BMS pursuant to the BMS Agreements.

         On the Effective Date, GALEN shall provide to LEO final specifications for the revised labeling and packaging of each presentation of the Product identifying LEO as the manufacturer of the Product and GALEN (or its subsidiary, Warner Chilcott, Inc.) as the distributor thereof, including all necessary photo-ready art (or its substantial equivalent) reflecting such modification. GALEN understands and acknowledges that the lead time for the first shipment of Product following the receipt of such final specifications shall be four (4) months.

         For periods thereafter, firm orders shall be filled by LEO in accordance with the firm orders placed by GALEN pursuant to Article
         3.4. (b).

         (b) Within five (5) working days following the end of each calendar month LEO will receive from GALEN a rolling forecast covering twenty four (24) months of


DOVONEX(R) AGREEMENT
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
         which the first four (4) months must be covered by firm orders (consisting of the then current month and the following three (3) months). LEO shall, to the best of its ability, supply the exact amount of Finished Products that GALEN has ordered. GALEN accepts that a variation in deliveries of +/- ten percent (10%) may occur. If LEO is not in the position to deliver Finished Products at the delivery dates stated in the respective firm order for technical reasons, LEO shall immediately inform GALEN. Both Parties will agree to a postponement or cancellation of the firm order affected. In the event of a postponement, LEO shall deliver within four weeks of the original delivery date. If LEO is not in the position to deliver Finished Products at the delivery dates stated in the respective firm order for any reasons other than technical reasons or at a date otherwise agreed upon with GALEN, LEO shall deliver within four weeks of the original delivery date. GALEN shall maintain at least two (2) months' inventory of the Product (two (2) months inventory of each stock keeping unit
         (SKU)).

         If the Agreement is terminated, and such termination results from the breach of GALEN, then any amounts owed by GALEN to LEO in respect of firm orders as of the date of termination must be paid by GALEN

         (c) The batch-size and minimum order quantity per delivery shall be as set forth in Appendix V hereto.

3.5 Delivery. All shipments shall be shipped to such named place as GALEN shall with reasonable notice designate in writing, and will be in accordance with the delivery instructions and with the specifications for shipping and packing included with each purchase order. Delivery will be made by LEO to a common carrier as GALEN shall direct or to any special carrier which GALEN shall designate, along with a certificate of compliance and analysis in accordance with Article 3.9.12. All risk of loss, delay or damage in transit after delivery to such carrier shall be borne by GALEN. GALEN shall pay freight and insurance on all such shipments and all customs brokers' fees.

3.6 Controlling Provisions. In ordering and delivering, GALEN and LEO may employ their standard forms, but nothing in those forms shall be construed to modify or amend the terms of this Agreement and in case of conflict herewith, this Agreement shall control.

3.7      Acceptance of Shipments.


DOVONEX(R) AGREEMENT
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
         3.7.1 Initial Acceptance. After receipt of a Product shipment, GALEN shall, within thirty (30) days, visually inspect the Product shipment and communicate acceptance or rejection to LEO in writing. The Parties agree that GALEN's visual inspection consists of (i) comparing the applicable order against the documentation accompanying the shipment to verify that the delivery date, identity, quantity and exterior shipment labelling comply with the order and (ii) visually inspecting the exterior of the Product shipment to verify that the shipment appears to be in good condition.

         3.7.2 Return and Replacement. Any quantities of the Products that are rejected and/or returned by GALEN in accordance with this Agreement and the rejection has been accepted by LEO shall be returned to LEO at the expense of LEO and at GALEN's option (a) shall be replaced by LEO as quickly as possible at its sole expense and the payment in respect of such quantities postponed until such replacement quantities are received and accepted by GALEN or (b) LEO shall refund any amounts paid in respect of such quantities to GALEN.

         3.7.3 Independent Verification. If LEO does not agree to the rejection of the Product the Parties will seek the opinion of an independent laboratory reasonably acceptable to both Parties, whose opinion shall be final and binding. The expenses for such expert opinion shall be borne by the Party shown to be wrong, or, if the expert cannot identify the responsible Party, then the Parties shall share equally the expenses connected with the expert and the expenses connected with the Products rejected and/or returned.

3.8 Representations, Warranties and Covenants of GALEN. GALEN hereby represents, warrants and covenants to LEO as follows:

         3.8.1 Packaging Components. Subject to Article 3.9.8, GALEN shall provide LEO with all artwork or other material developed or produced by GALEN for product labels, product inserts and other printed packaging material. GALEN shall be responsible for ensuring that Product labels and Product inserts that it provides pursuant to Article 3.9.8, and any other printed materials it provides, comply with all applicable Laws and with conditions laid down in the Registration. LEO has the right to purchase packaging components for six (6) months' use based on the forecasts delivered at the time when LEO purchases and GALEN shall reimburse LEO for costs involved in connection with discarded components due to changes wanted by GALEN in such components. The same applies if sale of a package size is


DOVONEX(R) AGREEMENT
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
         discontinued, including, but not limited to, in case of termination of this Agreement by LEO due to a breach by GALEN, but excluding discontinuation or withdrawal in the case of termination of this Agreement by GALEN due to a breach by LEO.

         3.8.2 Storage. GALEN represents and warrants that Products delivered hereunder will be stored in full accordance with the applicable Laws in the Territory, and with the instructions given by LEO, and the national health authorities in the Territory. LEO has the right at any time during normal business hours, upon reasonable notice, to audit premises used by GALEN for holding and storage of Products in Territory and examine those parts of the premises, procedures and documentation involved in the activities of this Agreement.

         3.8.3 Changes in Product Labels and Printed Materials. In the event that GALEN requests changes in product labels, printed packaging materials or packaging inserts for Products and LEO has components for such materials in stock that it has purchased specifically for such Product that can no longer be used as a result of such changes, GALEN shall have the obligation to purchase the lesser of (a) all of the LEO stock of such components and (b) six months supply of the LEO stock of such components, at cost. GALEN shall give LEO at least four (4) months' notice in advance of any changes required to be made to the packaging materials. In case of termination of this Agreement, caused solely by GALEN's breach, GALEN shall reimburse LEO the cost of all packaging materials in stock, purchased specifically for the Products, at the time of such termination.

         3.8.4 Repackaging. GALEN is not allowed to repack the Products or in any way change the original packaging of Products.

3.9 Representations, Warranties and Covenants of LEO. LEO hereby represents, warrants and covenants to GALEN as follows:

         3.9.1 Valid Manufacturing Authorization. (a) LEO owns a valid Manufacturing Authorization issued by the relevant Governmental or Regulatory Authority.

         (b) LEO is only allowed to make changes or take actions which will require GALEN to amend any Registration for good reasons and at its sole expense, including but not limited to transfer of any Product to alternative manufacturing facilities or changes in or replacement of equipment or a change in the


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
         Specifications, with the prior written consent of GALEN, which consent shall not be unreasonably withheld.

         3.9.2 Conformity with Specifications and Laws. Each Product delivered by LEO to GALEN hereunder has been Manufactured using a process that has been validated in accordance with current Good Manufacturing Practices and has been Manufactured in compliance with the specifications for such Product and with current Good Manufacturing Practices and all Laws with respect to the Manufacture of each Product. Each Product conforms to any further affirmation of fact as may be made on or in any other documentation associated with or related to such Products.

         3.9.3 Creation and Retention of Records. LEO shall be responsible for creating and retaining all records relating to Manufacturing, analysis, testing and release of materials, production and quality control (including in-process controls) for each Product, all in accordance with current Good Manufacturing Practices and shall provide copies to GALEN upon its reasonable request.

         3.9.4 Stability Studies. LEO shall conduct relevant stability studies on each Product to assure validity of such Product for its shelf life.

         3.9.5 Raw Materials and Products Provided by LEO. Except as otherwise specifically agreed between the Parties in writing, LEO shall be responsible for procuring all raw materials and other components for each Product. All raw materials and components procured by LEO and used in the Products shall be tested (by LEO or the supplier thereof) to assure that they meet applicable specifications and quality standards.

         3.9.6 Packaging Material. Unless required by Law no changes may be made by LEO to the packaging material for any Product without the prior written consent of GALEN. If changes are required by Law LEO shall consult with GALEN prior to the implementation of such changes.

         3.9.7 Storage. LEO shall store the raw materials, excipients, packaging articles, intermediate products and the Products under such conditions that the quality of such materials and the Products Manufactured therefrom are not affected.


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         3.9.8 Approval of Product Labels, Printed Packaging Materials and
         Inserts. Prior to the first production of each Product for GALEN, LEO shall provide GALEN with information regarding the possible dimensions and parameters of product labels, printed packaging materials and inserts. Unless required by Law LEO will make no change to Product labels or Product inserts, submitted by GALEN in accordance with
         Article 3.8.1, without the prior written approval of GALEN. If changes are required by Law LEO shall consult with GALEN prior to the implementation of such changes.

         3.9.9 Reference Samples. LEO shall retain reference samples from each batch of Finished Products for the period of time required by applicable Law after the expiry date. Finished Products will be kept in their final packaging and stored under the recommended conditions. Samples of starting materials (other than solvents, gases and water) will be retained for the period of time required by applicable Law after the expiry date of the corresponding Finished Product. LEO shall retain samples sufficient to conduct at least two (2) re-examinations. LEO shall make reference samples available for inspection, testing, analysis and examination by GALEN and any relevant Governmental or Regulatory Authority, promptly upon request of GALEN.

         3.9.10 Validation.

         (a) The equipment and facilities used for manufacturing must be validated and qualified by LEO. The results must be documented in writing.

         (b) In the event that changes in the manufacturing process or in the Specifications take place pursuant to this Agreement, LEO shall perform such validations or revalidations as may be required by current Good Manufacturing Practices or reasonably requested by GALEN in writing.

         3.9.11 Control Tests.

         (a) LEO shall perform all control tests set forth in the Specifications. LEO shall confirm compliance in the form of a statement on each certificate of analysis which follows the goods.

         (b) At GALEN's reasonable request, LEO shall make samples from each batch available to GALEN. If control tests which GALEN elects to have carried out on the samples or the Products reveal any failure thereof to comply with the


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
         Specifications, GALEN shall promptly notify a named qualified person of LEO of said failure. In the event that the results of such control tests performed by GALEN shall differ from findings of LEO and no mutual agreement can be reached in respect thereof, then the Parties shall jointly designate an independent laboratory for the purpose of having that sample or Product subjected to a third control test as promptly as practicable. Should non-compliance of the Product in question be confirmed by such outside control, LEO undertakes to refund any payment already made to it with respect to such non-complying Product and to bear the cost of the third control test by such outside laboratory and replace such non-complying Product in accordance with
         Article 3.7. LEO shall bear the full cost of proper destruction of any non-complying Product. Should compliance of the Product in question be confirmed by such outside control, GALEN undertakes to bear the cost of such third control test and to pay for the Products in question. If the outside control is unable to determine conclusively whether the Product in question is in compliance or not, the Parties shall share equally the expenses connected with the outside control and the expenses connected with the replacement and destruction of the allegedly non-complying Product.

         3.9.12 Batch Release. LEO shall ensure that each Product has been Manufactured in compliance with the requirements of the Registration and shall release only batches accompanied by a certificate of compliance signed by a qualified person of LEO that the Product has been Manufactured by LEO according to the Specifications and that LEO is committed to inform GALEN in the event of any change in the manufacturing process or in the analytical specification, in accordance with the terms of this Agreement, and of any noted incident occurring during the Manufacture of the Product. In preparing the certificate of compliance, qualified person of LEO shall take into account analytical results, essential information such as the production conditions, the results of in-process controls and the examination of manufacturing documents. LEO shall create and retain records relating to each batch of the Product Manufactured hereunder in accordance with applicable Law.

         3.9.13 LEO Resources. LEO has appropriately qualified and trained personnel, adequate premises and space, suitable equipment and services, correct materials, containers and labels, suitable storage and the knowledge and experience to carry out satisfactorily the supply of Finished Product to GALEN.

         3.9.14 Key Personnel. LEO shall provide GALEN with a list of its Key Personnel for QC release along with specimens of their signatures or other appropriate


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                                                                              16
         identifiers such as electronic identification codes subject to adequate security measures and shall keep GALEN informed as to changes in its Key Personnel from time to time.

         3.9.15 Quality. LEO shall refrain from any activity that will adversely affect the quality of any of the Products Manufactured for GALEN.

         3.9.16 Quality Audit. LEO shall make that portion of its manufacturing facilities where the Products are Manufactured, including all records and reference samples related to the Products, available for inspection by GALEN and representatives of applicable Governmental or Regulatory Authorities during business hours. Records made available for inspection hereunder shall include all records relevant to assessing the quality of a product in the event of a complaint or a suspected defect. Inspections by GALEN shall be conducted only by a duly authorized representative of GALEN or the relevant Governmental or Regulatory Authority and shall be limited to determining whether there is compliance with current Good Manufacturing Practices, the Registration and other requirements of this Agreement and of applicable Law. In addition, the Parties agree that a member of GALEN'S pharmaceutical quality assurance team may be present at all such inspections. In the event such representatives conclude that any non-conformity with such requirements is continuing, the Parties shall use their respective best efforts to resolve the issue as quickly as possible.

         3.9.17 Environmental; Health and Safety Matters.

         (a) LEO shall perform all of the services provided herein in compliance with all environmental Laws and shall be solely responsible for all environmental Losses at sites controlled by LEO.

         (b) LEO shall be solely responsible for implementing and maintaining health and safety procedures for the manufacture, generation, packaging, handling and storage of the raw materials, hazardous materials, waste, packaging components and Products as provided herein. Such procedures shall comply with all relevant environmental Laws. GALEN shall have no responsibility for developing, implementing or overseeing health and safety programs at LEO.

3.10 As soon as possible and no later than three (3) months following the Effective Date of this Agreement, LEO, LEO Laboratories Limited (an Affiliate of LEO) and GALEN


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                                                                              17
         will enter into QA/QC Agreements substantially in the form of Appendix VI A and B. Until such agreements have been signed, the terms of Appendix VI A and B shall apply. To the extent of any conflict or inconsistency between this Agreement and such QA/QC Agreements, the terms of this Agreement shall control, unless otherwise agreed to in writing between the Parties.

3.11 Products shall have a minimum shelf life of sixteen (16) months from the date of shipment.

3.12 Notice of Noted Incidents and Abnormal Results. The Parties shall promptly inform each other in writing of any incident that would be reportable to the applicable Governmental or Regulatory Authority.

IV - MARKETING

4.1 GALEN shall bear all of the cost and expense of advertising and promoting the Products in the Territory. GALEN's advertising and promotional materials shall be in accordance with the claims approved by the FDA. GALEN shall not use any advertising or promotional materials, which are not consistent with the basic statements of LEO regarding the Products. The respective departments within LEO and GALEN will communicate to discuss any relevant issues regarding basic statements. GALEN shall provide LEO with samples of its promotional material.

         Regular meetings will be held between GALEN and LEO in order to discuss the ongoing business. GALEN shall annually prepare a business plan for the forthcoming calendar year. The business plan shall contain a forecast of sales based on market information data and allocation of resources. GALEN shall deliver a draft business plan by 1 August and a final business plan by 30 October of each successive calendar year. The Parties shall discuss each such business plan at a meeting to be held no later than 15 September of each year, and GALEN shall in good faith take into account changes to such business plan recommended by LEO.

         GALEN shall provide LEO with quarterly market updates. GALEN and LEO shall at the above mentioned business plan meeting in September each year agree upon minimum sales for the ensuing year, taking into account, among other things, market conditions, regulatory issues and competition. If GALEN and LEO are unable to agree upon minimum sales or any other matter to be agreed under this Agreement, the matter shall be referred to the Chief Executive Officers of each


DOVONEX(R) AGREEMENT
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
         Party for good faith resolution. If the Chief Executive Officers of each Party are unable to agree upon minimum sales within 45 days the minimum sales will be fixed by an independent third party acceptable to both Parties, the cost of such third party to be shared equally by the Parties. In the event of circumstances that change the assumptions made at the time the minimum sales were agreed, e.g., introduction of a generic of the Product or serious limitations in the use of the Product for psoriasis become apparent, then the Parties shall meet in good faith and adjust the minimums.

         If GALEN is unable to achieve the agreed minimum sales then this License and Supply Agreement can be made non-exclusive upon 90 days' written notice to GALEN, provided, however, that GALEN shall be permitted during such 90 day period to pay an amount equal to the shortfall between the minimum purchase quantities and the actual quantity of Product purchased, and upon such payment to avoid the conversion of this License and Supply Agreement to a non-exclusive agreement.

4.2 Reasonable quantities of Product samples required in accordance with GALEN's marketing plans will be delivered at the sample price. At the time of signing of this Agreement the sample price is USD 0.45 for a 3 gram or 8 ml sample. The minimum sample price shall be adjusted for inflation once each year effective 1 January, in an amount equal to the increase according to the latest update in the official "Summarisk lonindeks for den private sektor i Danmark" (Danish Index of Average Earnings by Industry in the Private Sector), see www.dst.dk.

4.3 Within five (5) working days following the end of any calendar month GALEN shall send to LEO a sales and stock report in a form that LEO may from time to time specify, showing in respect of each particular size and type of Products the number of and the value in USD of units sold during the previous calendar month, the stock of Products and monthly sales forecasts for the following twenty-four (24) months.

4.4 GALEN shall keep its accounts updated in such a manner that control of sales of the Products and other GALEN Information regarding payment can be made by LEO who shall be entitled to audit GALEN's accounts in accordance with Article 5.3.

4.5 GALEN is not entitled to perform any pre-clinical or clinical studies, seeding trials, observational studies or any other pre or post marketing studies, or any other activities relation hereto, without the prior written consent of LEO and the prior


DOVONEX(R) AGREEMENT
         written approval of the protocols by LEO, such consent and approval not to be unreasonably withheld. Products to be used in any such pre-clinical or clinical studies shall be delivered by LEO to GALEN at a price equivalent to 75% of the purchase price as defined in Article 3.2.

4.6 GALEN shall keep LEO currently informed of any relevant new developments in the pharmaceutical market in the Territory, e.g. changes in governmental policies which may affect the Registrations obtained or applied for, import and sales of the Products, competitors' activities and attitudes among the medical profession. Further, the Parties shall keep each other fully informed about all new information relevant for Products in the Territory.

         GALEN shall also keep LEO informed of GALEN's chains of distribution for Products in the Territory.

V - ACCOUNTING AND ROYALTY PAYMENT

5.1 In consideration of the rights granted in Article II GALEN shall pay to LEO a royalty calculated on the Net Sales of Products sold by GALEN or its Affiliates in the Territory in consideration of the Patent, Technical Information and Trademark licenses granted by LEO to GALEN in
         Article II. The royalty rate will be ten percent (10%) on Net Sales for as long as no generic competition exists. Generic competition within the meaning of this Article 5.1 means ten percent (10%) or more in terms of IMS unit sale market share. If generic competition arises the royalty rate will be reduced to five percent (5%).

5.2 The report rendered by GALEN pursuant to Article 3.3.1 shall also include a calculation of royalty payments due pursuant to Article 5.1 for the preceding calendar quarter, such royalties to be paid at the time of delivery of the report.

5.3 GALEN agrees to keep accurate records in sufficient detail to enable the royalties payable hereunder and the invoice adjustments as mentioned in Article 3.3.1 to be determined, and upon the request of LEO, shall permit an independent, certified public accountant selected by LEO (except one to whom GALEN has some reasonable objection), at the sole expense of LEO , to have access during ordinary business hours to GALEN's records (a) to determine the correctness of any report and/or payments made under this Agreement or (b) to obtain information as to the royalty payable for any such period in case of GALEN's failure to report or pay


DOVONEX(R) AGREEMENT
         pursuant to this Agreement. Notwithstanding the prior sentence, in the event such inspection discloses that any payments made to LEO pursuant to Articles 5.1 or 3.3 hereunder for any accounting period were deficient by more than 5%, GALEN shall reimburse LEO for the cost of such inspection. This right of review shall terminate three (3) years after receipt by LEO of GALEN's quarterly account. Said accountant shall not disclose to LEO any information other than information relating to the accuracy of the reports and payments made under this Agreement and in no event are the quantities and prices to individual customers to be disclosed to LEO.

5.4 Royalties shall be computed upon Net Sales sold by GALEN and shall be remitted in United States Dollars via bank transfer to an account designated by LEO in writing.

5.5 If Laws require withholding of taxes imposed upon LEO on account of royalties accruing under this Agreement, such taxes will be deducted by GALEN from such remittable royalty and will be paid by GALEN to the proper taxing authority. Proof of payment shall be secured and sent to LEO as evidence of such payment.

5.6 In no case shall the sums received by LEO as royalties for sale of Products be returned to GALEN unless found to be in error.

VI - PATENT PROTECTION AND VALIDITY

6.1      LEO agrees to prosecute and maintain the Patents within the Territory.

6.2 LEO agrees within reasonable limits to protect from infringement of the Patents and GALEN shall notify LEO of any such infringement. When a third party, in GALEN's opinion, infringes the Patents and the infringement is expected to constitute a substantial unlicensed competition, GALEN shall provide LEO with any available evidence of the infringement. LEO shall use all reasonable measures, whether by Action or Proceeding or otherwise to prevent such infringement. All costs and expenses of such Action or Proceeding or other activity, unless collected from the third party against which the same is brought, shall be borne by LEO. GALEN shall, at the request of LEO, co-operate with LEO in all respects including, but not limited to, making available to LEO or its legal representative, all relevant papers, records, information, samples, specimen, and the like. GALEN shall use its influence to make any of its employees testify when requested by LEO. Any recovery obtained by LEO as the result of such Action or Proceeding, by settlement or otherwise, shall


DOVONEX(R) AGREEMENT
         after deduction of costs and expenses involved in such a proceeding be shared equally by the Parties.

VII - THIRD PARTIES INTELLECTUAL PROPERTY CLAIMS

7.1 If an Action or Proceeding is filed by any third party against GALEN as defendant alleging that GALEN's operation under the licensed Patents, Trademark and/or the Technical Information constitutes an infringement of the intellectual property rights of the said third party, LEO, upon GALEN's request, shall use its best efforts to make available to GALEN any relevant records, papers, expert information, samples, formulae and the like, and shall co-operate in such defence with GALEN as may be reasonably requested by it.

7.2 In case of such Action or Proceeding or threat thereof, GALEN shall notify LEO promptly. Should GALEN decide not to take up the defence, LEO may at its entire discretion take up the defence itself, but is under no obligation to do so. If and when LEO takes up a defence GALEN shall, upon the request of LEO, assist LEO to the best of its ability with legal and technical advice and assistance, evidence and documentation. Fifty percent (50 %) of the royalty payments necessitated by a settlement may be deducted from GALEN's obligation under Article 5.1, provided that this deduction does not reduce the royalty payments in Article 5.1 by more than fifty percent (50 %). However, GALEN shall consult with LEO in case such settlement may involve other payments.

7.3 This Agreement is deemed to continue in full force, including GALEN's obligation to pay full royalty during a pending action or proceeding instituted by third party due to GALEN's working under licensed Patent or Trademark rights and/or Technical Information granted hereunder. However, for as long as such action or proceeding is pending GALEN shall escrow the royalty due in a bank acceptable to LEO. If GALEN is ultimately held liable to any third party who brings suit, then GALEN can deduct any payments made to said third party in the form of damages or royalty payments from the above escrow account and then from its obligation under Article 5.1.

VIII - CONFIDENTIALITY

8.1 All Technical Information disclosed to GALEN and all GALEN Information disclosed to LEO shall be considered confidential regardless of designation, and shall not be


DOVONEX(R) AGREEMENT
         disclosed by the receiving Party to any third party or used outside the scope of this Agreement without the prior written consent of the disclosing Party except to a duly authorised Governmental or Regulatory Authority in connection with the Registration or regulation of the Products or if otherwise required by Law. In the event that a receiving Party is asked to disclose any confidential information to a Governmental or Regulatory Authority, such receiving Party will - if possible - notify the disclosing Party sufficiently prior to making such disclosure so as to allow the non-disclosing Party adequate time to take whatever action it may deem to be appropriate to protect the confidentiality of the information. The obligation not to disclose Technical Information and GALEN Information shall not apply to (a) any information that now or later becomes publicly available through no fault of the receiver, its officers, employees or agents; (b) any information that the receiver obtains from a third party not under a confidentiality obligation to the discloser with respect to such information; (c) any information that the receiver already has in its possession as indicated in its written records; and (d) any information that is independently developed or created by the receiver.

8.2 GALEN may have its officers, employees and outside investigators acquainted with the said Technical Information within the limit of necessity for use of Products imposing upon them the same secrecy obligations as GALEN owes hereunder.

8.3 This Article VIII shall survive termination of this Agreement for a period of ten (10) years, provided, however, that following the termination of this Agreement LEO shall be free to use all data, information or other confidential information relating to the Product and following the termination of this Agreement, GALEN shall be free to use all GALEN Information.

IX - REGISTRATIONS

9.1 LEO will be the owner and holder of the Registrations for the Products in the Territory. LEO will, at the time of transfer of said documentation to LEO, provide GALEN with a complete copy including any correspondence with the FDA as well as other relevant documents in the possession or control of LEO. LEO will appoint GALEN as its U.S. agent for purposes of the NDA and will timely supply GALEN with all information in its possession or control necessary to prepare and file reports required by the FDA. GALEN will act as U.S. agent and will keep Registrations updated, including, but not limited to, to maintaining the NDA and the IND and forthwith to inform and copy LEO with the updates.


DOVONEX(R) AGREEMENT

9.2 Both Parties are entitled to participate in and shall be notified in advance by the other Party of all important meetings with the FDA provided such participation does not result in any significant delay.

X - TRADEMARKS

10.1 LEO is responsible for registration, maintenance and defense of the Trademark of the Products in the Territory. GALEN shall, immediately upon its knowledge hereof, be obliged to inform LEO of any possible infringement of the Trademark. GALEN agrees to use the Trademark only in accordance with standards and guidelines communicated by LEO from time to time during the term of this Agreement. GALEN agrees that its use of the Trademark shall be in a commercially acceptable and responsible manner, and that no use by it of the Trademark shall reflect adversely upon the good name of LEO. All goodwill deriving from the use by GALEN of the Trademark pursuant to the terms of this Agreement or otherwise arising out of this Agreement shall accrue solely and exclusively to LEO.

10.2 GALEN shall not at any time register, or cause to be registered, in its name or in the name of another, or authorize the use of, during or after the term of this Agreement, the Trademark or any other trademark, name or design resembling or similar to the Trademark. GALEN shall not use the Trademark in combination with another, as part of a trade name or service mark of any corporation or other business organization except with the prior written consent of LEO.

10.3 GALEN and LEO are not, without the other Party's written consent, in any way electronically on the Internet or otherwise, entitled to use or register any of the other Party's intellectual property rights such as, but not limited to, trademarks, product names, descriptions etc. GALEN is not, without the written consent of LEO, in any way entitled to sell or promote any of the Products via the Internet. It being understood that sale of the Products via the Internet by a customer of GALEN does not constitute a breach of this provision.

10.4 All packaging and promotional material shall include the LEO logo and the Assyrian lion. The packaging and promotional material shall adhere to the LEO Logo Guidelines.


DOVONEX(R) AGREEMENT

XI - AUTHORISATIONS

In accordance with legislation of the European Union, recipients of supplies of medicinal products must be in possession of a manufacturing or importing authorisation for medicinal products or an authorisation to engage in activity as a wholesaler of medicinal products. Accordingly, for the duration of this Agreement GALEN shall be in possession of relevant and valid authorisation(s) covering the Territory. A copy of the present authorisation(s) is attached as Appendix VII. GALEN shall forward copies of renewals of relevant authorisations to LEO whenever such authorisations expire and are renewed.

XII - QUALITY ASSURANCES

12.1 LEO warrants that Products sold to GALEN is of pharmaceutical grade and quality suitable for human use and that it meets the specifications approved by the applicable Governmental or Regulatory Authorities as such specifications may be revised from time to time as provided herein and that such Products conform to any further affirmations of fact as may be made on or in any other documentation associated or related to such Products.

12.2 In the event GALEN determines that any Products already in interstate commerce in the Territory presents a risk or injury or gross deception or is otherwise defective and that recall of such Products is appropriate, GALEN shall conduct such recall in accordance with FDA guidelines and with the provisions as set out in Article 13.2. LEO shall fully co-operate with GALEN in the investigation of the cause of the recall. If the Parties agree that the cause of the recall was the fault of LEO, LEO shall reimburse the GALEN cost and expense associated with such recall provided, however, that liability of LEO under this provision shall not extend to any consequential damages associated with such recall.

XIII - SAFETY REPORTING, COMPLAINTS AND PRODUCT RECALL

13.1 As soon as possible and no later than three (3) months following the Effective Date of this Agreement, LEO and GALEN will enter into a Pharmacovigilance Agreement substantially in the form of Appendix VIII. Until such agreement has been signed by both Parties, the terms of Appendix VIII shall apply. To the extent of any conflict or inconsistency between this Agreement and such Pharmacovigilance Agreement, the terms of this Agreement shall control, unless otherwise agreed to in writing between the Parties.


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                                                                              25

13.2 GALEN must put in place a system for handling of customer complaints and product recall, which is in compliance with the guidelines furnished by LEO. LEO Guidelines "Group Policy - GP 07 Investigation of Customer Complaints" and "Group Policy - GP-08 Recall of LEO Products", Appendix IX.

XIV - RESPONSIBILITIES OF PARTIES

14.1 Compliance with Laws. Both LEO and GALEN shall observe all applicable Laws in effect in fulfilling their obligations under this Agreement.

14.2     Indemnification.

         14.2.1 Indemnification by LEO. In addition to the remedies set forth in
         Article 3.7, LEO shall indemnify and hold GALEN and its agents, directors, officers and employees and representatives harmless from and against any and all Losses which they may at any time incur by reason of any Action or Proceeding brought by any Governmental or Regulatory Authority or other third party against GALEN arising out of or resulting from (a) any misrepresentation, breach of warranty or non-fulfilment of or failure to perform any agreement or covenant made by LEO in this Agreement, (b) the use by GALEN of any Product delivered by LEO (including Product delivered by LEO to BMS which is acquired by GALEN) which does not comply with the Specifications therefor, or (c) any other negligent act or omission of LEO.

         14.2.2 Indemnification by GALEN. GALEN shall indemnify and hold LEO and its agents, directors, officers and employees and representatives harmless from and against any and all Losses which they may at any time incur by reason of any Action or Proceeding brought by any Governmental or Regulatory Authority or other third party against LEO arising out of or resulting from (a) any misrepresentation, breach of warranty or non-fulfilment of or failure to perform any agreement or covenant made by GALEN in this Agreement, (b) product liability claims other than those against which LEO has indemnified GALEN pursuant to Article 14.2.1, including, but not limited to, liability claims arising from improper storage of Products by GALEN or damage in transit to Products, or (c) any other negligent act or omission of GALEN.

         14.2.3 Survival. The obligation of the Parties in this Article XIV shall survive the expiration or earlier termination of this Agreement to the extent permitted by applicable Law.


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
14.3 In any case under the preceding Article 14.2, where GALEN or LEO is to indemnify the other, the control of the defence of any Action or Proceeding and negotiations for settlement and compromise thereof, shall repose with the indemnifying Party, except that nothing in this paragraph shall be construed to relieve either Party hereto of the obligation to give the other all reasonable co-operation, assistance and authority necessary to permit full and complete defense of any Action or Proceeding; provided, however, that no Party will settle any of such claims without consent of the other Party; however, such consent shall not be unreasonably withheld. Both Parties shall, if desired, be allowed to participate, at their own expense, directly or through a representative e.g. their product liability insurers, in any Action or Proceeding.

XV - TERM AND TERMINATION; CONSEQUENCES OF TERMINATION

15.1 This Agreement shall become effective on the Effective Date, and shall continue in full force and effect as provided herein, unless modified or terminated in accordance with any of the provisions hereof, until the later of (A) the expiration of the term of the Agreement of even date between the Parties regarding the Combination Product, (B) the expiration of the last to expire Patent in the Territory, and (C) 27 January 2020.

15.2     In the event that

         - GALEN does not exercise its option to purchase the rights and assume the obligations of BMS under the BMS Agreements (the "Option"), on or before August 1, 2005; or

         - GALEN - before August 1, 2005 - decides not to exercise the Option;

         then LEO shall have the right to terminate this agreement with immediate effect by written notice.

15.3 In the event that GALEN and LEO agree, at any time after the seventh anniversary of the Effective Date, that further commercialisation of Products no longer are sound due to therapeutic or economic reasons, then either Party can with six (6) months' prior notice terminate this Agreement.


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
15.4 In the event that one of the Parties hereto materially defaults or breaches any of the provisions of this Agreement, the other Party shall have the right to terminate this Agreement upon sixty (60) days' written notice, provided, however, that if the Party in default within the sixty day period referred to, remedies the said default or breach, the Agreement shall continue in full force and effect.

15.5 In the event that the FDA does not approve a Registration for the Combination Product and there is no reasonable possibility to obtain approval, GALEN shall - within 90 days - have the right to terminate this Agreement upon ninety (90) days' written notice.

15.6 In the event that the patent application filed by LEO with the United States Patent and Trademark Office for the Combination Product is rejected by the Patent Examiner and the route of appeal of such rejection has been exhausted or is not diligently pursued by LEO or LEO has not obtained a U.S. patent within five (5) years from the date of filing of such application with the United States Patent and Trademark Office, then GALEN may terminate this Agreement within ninety (90) days of such rejection of appeal, or on ninety (90) days' notice to LEO that LEO is not diligently pursuing such appeal, without any further obligation to LEO.

15.7 In the event that one of the Parties hereto enters into liquidation whether compulsorily or voluntarily (otherwise than for the purposes of amalgamation or reconstruction), compounds with its creditors, has a receiver or manager appointed in respect of all or any part of its assets, or is the subject of an application for an administration order or undergoes any analogous or similar act or proceeding under the laws of any other jurisdiction in consequence of debt the other Party shall have the right to terminate this Agreement with immediate effect by written notice.

15.8 If GALEN - for any three (3) consecutive calendar years - is unable to achieve the agreed minimum sales, LEO shall have the right to terminate this Agreement upon sixty (60) days' written notice.

15.9 In the event of termination of this Agreement under the provisions of this Article XV GALEN shall not be relieved of the duty and obligation to pay in full all payments, including but not limited to royalties, accrued and unpaid at the effective date of such termination. In such event:


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
         15.9.1 GALEN shall return any and all Technical Information and any other information relating to the Product provided to GALEN and make no further use thereof;

         15.9.2 GALEN shall cease to make use of the Trademark, the other LEO Product Branding and all other information related to the Product, and all rights in the Trademark, the other LEO Product Branding and all other information relating to the Product will promptly revert to LEO and be transferred to LEO;

         15.9.3 if GALEN is then the owner of any patents specifically related to Product, GALEN shall transfer such ownership to LEO, except for LEO being in breach in which case GALEN will sell said patents and LEO will purchase said patents at a price equal to the expenses GALEN has borne in relation to developing, establishing and maintaining said patent rights;

         15.9.4 if GALEN is then the owner of any patents, which in part relates to Product then LEO, its Affiliates and partners shall have a royalty free license to such patents for the term of the patents;

         15.9.5 if GALEN is then the owner of any data related to the Product, including but not limited to, any data related to any study performed under this Agreement such data shall be transferred to LEO. At such time, LEO shall have the right, but not the obligation, to have assigned to LEO any then pending third party clinical agreement;

         15.9.6 GALEN shall transfer all Registrations held by GALEN, if any, to LEO or its designee.

         In the event that LEO terminates this agreement pursuant to (a) Articles 15.4, 15.7 or 15.8, or (b) 15.2 in the event that GALEN has not exercised the Option for reasons not including that (i) the aggregate turnover of the Products in the U.S. during the period 1 July 2004 - 30 June 2005, as measured by IMSHealth, is equal to or less than US$50,000,000 (fifty million dollars) or (ii) on or prior to August 1, 2005 a generic product that is AB rated to any Product is approved by the FDA and has become commercially available, provided, for purposes of this subclause (ii), that Galen has not provided assistance to the holder of the registration for the AB rated product to obtain such registration,, the transfers required under Articles


DOVONEX(R) AGREEMENT

         15.9.1, 15.9.2, 15.9.3, 15.9.5 and 15.9.6 shall be made free of charge to LEO. Otherwise, the costs of transfers shall be split evenly between the Parties.

15.10 It is understood that GALEN - also after termination of the Agreement - shall be solely liable for any and all chargebacks and returns of Products sold by GALEN under the Agreement. GALEN shall destroy all returns of Products it receives also after the termination of the Agreement. Following such destruction, GALEN shall certify the destruction to LEO upon the written request of LEO.

XVI - ASSIGNABILITY

16.1 This Agreement and the licenses and rights herein granted shall be binding upon, and shall inure to the benefit of successors of the Parties hereto, or to any assignee of all of the good will and entire business assets of a Party hereto relating to pharmaceuticals, but shall not otherwise be assignable without the prior written consent of the other Party.

16.2 Furthermore, in the event GALEN merges with or is acquired by a company and the new entity no longer gives priority to dermatology or in the event GALEN merges with or is acquired by a company having a product which is a topical vitamin D3 or any analog thereof or a fixed combination of vitamin D3 or any analog thereof with a corticosteriod with indications that directly compete with the indications approved for the Product and such product has sales, at the time of such transaction, equal to at least 10% of the Net Sales of Products, and such products are not divested or out-licensed, then the rights granted herein are not assignable without the prior written consent of LEO, which consent shall not be unreasonably withheld. If LEO does not consent, then LEO is obliged to acquire the rights granted GALEN including all necessary approvals for marketing of the Product by paying to GALEN one (1) times GALEN's Gross Margin for the Products for the twelve (12) months preceding the event, or if there is less than twelve (12) months of sales by GALEN, the Gross Margin of such pro rata period multiplied to equal a period of twelve (12) months.

16.3 For the avoidance of doubt, LEO agrees and acknowledges that GALEN may perform any or all of its obligations under this Agreement through its U.S. Affiliate, Warner Chilcott, Inc., provided however, that GALEN shall remain jointly and severally liable for the performance of any obligations that are delegated to Warner Chilcott, Inc.


DOVONEX(R) AGREEMENT

XVII - AMENDMENT OF AGREEMENT; WAIVER; SEVERABILITY

17.1 The Agreement shall not be changed or modified orally.

17.2 Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by either Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

17.3 If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable present or future Law, and if the rights or obligations of any Party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, the Parties will add as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

XVIII - STATUS OF PRIOR AGREEMENT

This Agreement, together with the Master Agreement, the Development Agreement dated as of even date herewith between LEO and GALEN and the License and Supply Agreement dated as of even date herewith between LEO and GALEN relating to the license and supply of the Combination Product, constitutes the entire Agreement between the Parties with respect to the within subject matter and supersedes all previous agreements, whether written or oral.


DOVONEX(R) AGREEMENT

XIX - FORCE MAJEURE

The occurrence of an event which materially interferes with the ability of a Party to perform its obligations or duties hereunder which is not within the reasonable control of the Party affected, not due to malfeasance, and which could not with the exercise of due diligence have been avoided ("Force Majeure"), including, but not limited to, fire, accident, labor difficulty, strike, riot, civil commotion, act of God, delay or errors by shipping companies or change in Law shall not excuse such Party from the performance of its obligations or duties under this Agreement, but shall merely suspend such performance during the continuation of Force Majeure. The Party prevented from performing its obligations or duties because of Force Majeure shall promptly notify the other Party hereto (the "Other Party") of the occurrence and particulars of such Force Majeure and shall provide the Other Party, from time to time, with its best estimate of the duration of such Force Majeure and with notice of the termination thereof. The Party so affected shall use its best efforts to avoid or remove such causes of nonperformance. Upon termination of Force Majeure, the performance of any suspended obligation or duty shall promptly recommence. Neither Party shall be liable to the Other Party for any direct, indirect, consequential, incidental, special, punitive or exemplary damages arising out of or relating to the suspension or termination of any of its obligations or duties under this Agreement by reason of the occurrence of Force Majeure. In the event that Force Majeure has occurred and is continuing for a period of at least six (6) months, the Other Party shall have the right to terminate this Agreement upon thirty (30) days' notice.

XX - NON-COMPETITION CLAUSE

During the term of this Agreement GALEN is not allowed to purchase, distribute, market and/or sell any product which is a topical vitamin D3 or any analog thereof or a fixed combination of vitamin D3 or any analog thereof with a corticosteriod with indications that directly compete with the indications approved for the Product, except the Combination Product.

XXI - PARTNERSHIP/AGENCY; THIRD PARTIES

None of the provisions of this Agreement shall be deemed to constitute the relationship of partnership or agency between the Parties and neither Party shall have any authority to bind the other Party in any way except as provided in this Agreement.


DOVONEX(R) AGREEMENT

The Parties agree that no third party which is not a Party to this Agreement is intended to benefit from or shall have any right to enforce any provision of this Agreement.

XXII - GOVERNING LAW

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE OTHER THAN SECTIONS 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Each Party irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby or thereby. Each Party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each Party further agrees that service of any process, summons, notice or document by registered mail to such Party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Article XXII. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby and thereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Each Party hereto hereby waives to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement.


DOVONEX(R) AGREEMENT

XXIII - NOTICES

Any notice hereunder shall be deemed to be sufficiently given if sent by registered mail or by fax followed by mail to:

In the case of GALEN:      Galen (Chemicals) Limited
                           4 Adelaide Street
                           Dun Laoghaire, Co. Dublin
                           Ireland

                           Fax: + 353 1 214 8477

With a copy to:            Galen Holdings PLC
                           Att. Chief Executive Officer
                           100 Enterprise Drive, Suite 280
                           Rockaway, New Jersey 07866
                           USA

                           Fax: + 1 973 442 3362

In the case of LEO:        LEO Pharma A/S
                           Att. The President
                           Industriparken 55
                           DK-2750 Ballerup
                           Denmark

                           Fax: + 45 44 64 15 80

or to such other address as the sender shall have last furnished to the receiver.


[end of text - signature page to follow]


DOVONEX(R) AGREEMENT

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be duly executed in duplicate by their authorised officers as of the date last below written.

GALEN(CHEMICALS) LIMITED                 LEO Pharma A/S


By: __________________________           By: _________________________
        Roger M. Boissonneault
Title: Director                          Title: ______________________
Date:  April ____, 2003                  Date: _______________________



DOVONEX(R) AGREEMENT
                                                                              35

                          LICENSE AND SUPPLY AGREEMENT

                             "DOVOBET(R) AGREEMENT"




                                     between



                            GALEN (CHEMICALS) LIMITED



                                       and



                                 LEO PHARMA A/S

                                TABLE OF CONTENTS

I           DEFINITIONS                                                  3
II          RIGHTS                                                       7
III         SUPPLY OF FINISHED PRODUCTS                                  8
IV          MARKETING                                                   17
V           ACCOUNTING AND ROYALTY PAYMENT                              19
VI          PATENT PROTECTION AND VALIDITY                              21
VII         THIRD PARTIES INTELLECTUAL PROPERTY CLAIMS                  21
VIII        CONFIDENTIALITY                                             22
IX          REGISTRATIONS                                               23
X           TRADEMARKS                                                  23
XI          AUTHORISATIONS                                              24
XII         QUALITY ASSURANCES                                          24
XIII        SAFETY REPORTING, COMPLAINTS AND PRODUCT RECALL             25
XIV         RESPONSIBILITIES OF PARTIES                                 25
XV          TERM AND TERMINATION; CONSEQUENCES OF TERMINATION           26
XVI         ASSIGNABILITY                                               30
XVII        AMENDMENT OF AGREEMENT; WAIVER; SEVERABILITY                31
XVIII       STATUS OF PRIOR AGREEMENT                                   31
XIX         FORCE MAJEURE                                               32
XX          NON-COMPETITION CLAUSE                                      32
XXI         PARTNERSHIP/AGENCY; THIRD PARTIES                           32
XXII        GOVERNING LAW                                               33
XXIII       NOTICES                                                     34

                                   APPENDICES:

Appendix I:        Products
Appendix II:       LEO Logo Guidelines
Appendix III:      LEO Product Concept
Appendix IV:       Patents
Appendix V:        Batch Size and Minimum Order Quantity Per Delivery
Appendix VI:       QA/QC Agreement
Appendix VII:      GALEN's Pharmaceutical Import License
Appendix VIII:     Pharmacovigilance Agreement
Appendix IX:       Complaints and Product Recall

                                    AGREEMENT



                                     between


GALEN (CHEMICALS) LIMITED of 4 Adelaide Street, Dun Laoghaire, Co. Dublin, Ireland (hereinafter referred to as "GALEN")

                                       and

LEO PHARMA A/S of Industriparken 55, DK-2750 Ballerup, Denmark (hereinafter referred to as "LEO").

Capitalized terms not otherwise defined herein shall have the meanings set forth in Article I of this Agreement.

WHEREAS, LEO has discovered and developed and owns proprietary information to a Combination Product consisting of the Compound and Betamethasone Dipropionate in an ointment and has filed a patent for the Combination Product; and

WHEREAS, GALEN has marketing expertise within the field of dermatology; and

WHEREAS, GALEN and LEO are interested in collaborating on the marketing of the Combination Product in the Territory;

NOW THEREFORE, the Parties hereby agree as follows:

I - DEFINITIONS

1.1 "Action or Proceeding" shall mean any action, suit, proceeding, arbitration or Governmental or Regulatory Authority action, notification, investigation or audit.

1.2 "Affiliate" shall mean, with respect to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, the specified Person. For purposes of this definition, the term "control" as applied to any Person, means the possession, directly or indirectly, of at least fifty-one per cent (51%) of the power to direct or cause the direction of the management of that Person, whether through ownership of voting securities or otherwise.

1.3 "Agreement" shall mean this License and Supply Agreement between GALEN and LEO.

1.4  "BMS" shall mean Bristol-Myers Squibb Company.

1.5 "BMS Agreements" shall mean the agreement dated September 28, 1989 between BMS (as successor to E.R. Squibb & Sons Inc.) and LEO, as amended July 6, 1992, April 8, 1993 and on the date hereof and the Product Supply Agreement between BMS and LEO dated as of April 8, 1993, each as may be amended or supplemented by the parties in the future.

1.6 "Combination Product" shall mean the pharmaceutical formulations containing both the Compound and Betamethasone Dipropionate in an ointment.

1.7 "Compound" shall mean the compound Calcipotriene, a vitamin D analogue with the formula C27H4003.

1.8 "current Good Manufacturing Practices" shall mean the regulatory and other standards of good manufacturing practice in the Territory, as in effect from time to time, relating to the Manufacture of medicinal products.

1.9 "Dovonex(R) Agreement" shall mean the License and Supply Agreement dated as of even date herewith between LEO and GALEN relating to the Dovonex(R) Product.

1.10 "Dovonex(R) Product" shall mean products containing the Compound and sold under the trademark Dovonex(R) in the Territory.

1.11 "Effective Date" shall mean the date on which this Agreement becomes effective pursuant to Section 3.4(c) of the Master Agreement dated as of even date herewith between LEO and GALEN.

1.12 "FDA" shall mean the United States Food and Drug Administration.

1.13 "Finished Product" shall mean the Products which are ready for sale to customers in finished, final packaged form.

1.14 "GALEN Information" shall mean any information (including, but not limited to, technical improvements, financial and marketing information) developed, made and/or generated by GALEN relating to and made as a result of its work with the Products.

1.15 "Governmental or Regulatory Authority" shall mean any court, tribunal, arbitrator, agency, commission, official or other instrumentality of the United States or any relevant country, state, province, county, city or other political subdivision.

1.16 "Gross Margin" shall mean Net Sales less an amount equal to a percentage of Net Sales determined by adding the purchase price, as set forth in Section
     3.2 and the applicable royalty rate, set forth in Section 5.1.

1.17 "IND" shall mean the Investigational New Drug Application, as defined in the United States Federal Food, Drug and Cosmetic Act and applicable regulations promulgated thereunder as amended from time to time, filed in the United States for the Product.

1.18 "Laws" shall mean all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any relevant Governmental or Regulatory Authority.

1.19 "LEO Logo Guidelines" shall mean the guidelines for use of the LEO name and the Assyrian Lion logo, Appendix II.

1.20 "LEO Product Branding" shall mean the Trademark, the LEO name, the Assyrian Lion, the LEO Logo Guidelines, the LEO Product Concept, and any domain names or websites related to the Product in the Territory.

1.21 "LEO Product Concept" shall mean the global concept for packaging and promotional materials related to the Products developed by LEO, Appendix III.

1.22 "Losses" shall mean any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, reasonable fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

1.23 "Manufacture" shall mean all the activities relating to production of each Product, spanning from purchasing raw materials to packaging Product including, but not limited to, purchasing raw materials, packaging materials, production, quality control and assurance, filling, labelling, packaging and finishing, release, holding and storage and the tests and analyses conducted in connection therewith.

1.24 "Manufacturing Authorization" shall mean the authorization to Manufacture the Products as granted by the relevant Governmental or Regulatory Authorities.

1.25 "NDA" shall mean the New Drug Application filed with the FDA for the Product, requesting permission to place the Product on the market in accordance with 21 C.F.R. Part 314 and all supplements filed pursuant to the requirements of the FDA, including all documents, data and other information concerning the Products which are necessary for FDA approval to market a product in the United States.

1.26 "Net Sales" shall mean the adjusted gross invoice price, the adjusted gross invoice price being the aggregate sales of GALEN and its Affiliates of the Product to unaffiliated third parties in the Territory (but not including sales between GALEN and its Affiliates) less sales returns and allowances, including trade, quantity and cash discounts and any other adjustments, including those granted on account of price adjustments, billing errors, rejected goods, damaged goods, Recalls, returns, rebates, chargeback rebates, fees, reimbursements or similar payments granted or given to wholesalers or other distributors (including retailers), buying groups, health care insurance carriers or other institutions, freight and insurance charges billed to the customers, customs or excise duties, sales tax and other taxes (except income taxes) or duties relating to sales, and any payment in respect of sales to any Governmental or Regulatory Authority in respect of any Federal or state Medicaid, Medicare or similar program, all as determined in accordance with generally accepted accounting principles on a basis consistent with GALEN's audited financial statements, provided, however, that the deductions from aggregate sales described above shall in no event exceed eight percent (8%).

1.27 "Party" shall mean GALEN or LEO, as the case may be, and "Parties" shall mean GALEN and LEO.

1.28 "Patents" shall mean the patents and patent applications owned and controlled by LEO and listed in Appendix IV hereto, together with any reissues, extensions, substitutions, confirmations, registrations, revalidations, additions, divisions, continuations, or continuations-in-part, of or to the aforesaid patents and patent applications and/or any patents issuing thereon, and any other patents owned by, or licensed to LEO in the Territory which, in the absence of a license, would be infringed by the Manufacture, use or sale of Products.

1.29 "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental or Regulatory Authority or other entity or organization.

1.30 "Product" or "Products" shall mean the Combination Product(s) listed in Appendix I, which may be amended from time to time.

1.31 "Registrations" shall mean the authorization to sell the Product in the Territory as granted by the FDA or other relevant Governmental or Regulatory Authority.

1.32 "Technical Information" shall mean all information in the possession of LEO and/or its Affiliates, and the information transferred from BMS to GALEN, regarding preclinical, chemical-pharmaceutical and clinical data or other scientific information (including specifications, master batch records, analytical methods including validation protocol and the drug master file), or secret know-how about Product including, but not limited to marketing know-how and show-how or uses for the Product in the possession of LEO regarding the Product necessary for GALEN to fulfil its obligations under the Agreement.

1.33 "Territory" shall mean the fifty (50) states of the United States of America, the District of Columbia, its territories and current possessions.

1.34 "Trademark" shall mean the trademark Dovobet(R) owned by LEO, or any other trademark LEO may select for the Product.

II - RIGHTS

2.1 Grant. LEO hereby grants GALEN, and GALEN accepts from LEO, subject to the terms, conditions and provisions of this Agreement, an exclusive license subject to Article 4.1, with the right to sublicense GALEN's Affiliates, under the Trademark, Patents and Technical Information owned by, or licensed to, LEO to import, store, distribute, use and sell the Products in the Territory.

2.2 LEO, its affiliates and its partners will be free to use GALEN Information (other than confidential financial information regarding GALEN), but shall be subject to the same confidentiality obligations set forth Article VIII.

III - SUPPLY OF FINISHED PRODUCTS

3.1 Supply. In order to ensure the quality of the Products to be sold by GALEN, GALEN shall purchase from LEO, and LEO shall supply to GALEN, according to supply conditions as laid down in this Agreement, either from LEO or from such other sources as LEO shall authorise subject to Article 3.9.1(b), GALEN's total requirements of the Products for use and sale for the term of this Agreement.

3.2 Purchase Price. The purchase price will be a percentage calculated on the Net Sales of Product sold by GALEN or its Affiliates in the Territory calculated as follows for the first period, i.e. the period running from the Effective Date until the end of the calendar year in which the Agreement becomes effective and the subsequent periods of twelve (12) months (calendar years) :

     Supply Price       Annual US Net Sales Increment
     ------------       -----------------------------
     25%                Up to USD 50 million
     22.5%              Between USD 50 million and USD 100 million
     20%                Over USD 100 million

     It is understood that LEO has no obligation to deliver Products at a floor price below four (4) times the LEO group variable cost at all times (raw materials, packaging materials including art work, energy, labour etc.) of the manufacture of the Products.

3.3 Invoicing. LEO shall issue an invoice with each shipment of Products pursuant to this Agreement and GALEN agrees to pay such invoice in immediately available funds within end of month + thirty (30) days from the date of invoice. Invoicing and payments for Products shall be denominated in United States Dollars. Payment shall be made to an account designated by LEO in writing. The supply price of Products reflects shipping terms of FCA [Site of Production] (ICC Incoterms 2000).

     3.3.1 Invoice Adjustments. Because the Purchase Price is based on Net Sales and will not be known precisely at the time of shipment of Products by LEO, the invoice price shall reflect the estimated Purchase Price agreed by the Parties.

     Each year on 1 August an invoice price will be established for the following calendar year based on the expected Net Sales and on 1 January the invoice price of the stock of goods at GALEN will be adjusted to the new invoice price agreed for that new year.

     Adjustments to correct the invoiced amount shall be made quarterly following receipt of information on the actual Net Sales realized on the sale of Products ex GALEN.

     GALEN shall render to LEO, within sixty (60) days after the end of each calendar quarter, a detailed report setting forth Net Sales for the preceding calendar quarter, the corresponding units by SKU represented by such Net Sales, the manner in which Net Sales have been calculated, as well as a calculation of said adjustments to invoice prices. Settlement is to take place at the time of delivery of the report.

     Any payment made by GALEN hereunder after the date such payment is due, shall bear interest at the lesser of: (a) one and one half percent (1.5%) per month or (b) the maximum rate permitted by applicable law. The interest on late payments shall be calculated from the date payment was due until actually received by LEO.

3.4  Forecasts/Firm Orders.

     (a) To the extent possible, taking into account the Registration process, as soon as practicable prior to the Effective Date, GALEN will provide LEO with a firm order for the period from the Effective Date up to and including the end of the fourth full month following the Effective Date. LEO will supply the quantities set forth in such firm order in accordance with the delivery schedule set forth therein, and to the extent such firm order is not sufficient to meet GALEN's actual requirements of the Product for such period, LEO will use commercially reasonable efforts to supply GALEN with its requirements beyond the amounts specified in such firm order.

     To the extent possible, taking into account the Registration process, as soon as practicable prior to the Effective Date, or if not possible, as soon as practicable after the Effective Date, GALEN shall provide to LEO final specifications for the labeling and packaging of each presentation of the Product identifying LEO as the manufacturer of the Product and GALEN (or its subsidiary, Warner Chilcott, Inc.) as the distributor thereof, including all necessary photo-ready art (or its substantial equivalent). GALEN understands and acknowledges that the lead time for the first shipment of Product following the receipt of such final specifications shall be four (4) months.

     For supplies thereafter, firm orders shall be filled by LEO in accordance with the firm orders placed by GALEN pursuant to Article 3.4. (b).

     (b) LEO will with five (5) working days following the end of each calendar month receive from GALEN a rolling forecast covering twenty four (24) months of which the first four (4) months must be covered by firm orders (consisting of the then current month and the following three (3) months). LEO shall, to the best of its ability, supply the exact amount of Finished Products that GALEN has ordered. GALEN accepts that a variation in deliveries of +/- ten percent (10%) may occur. If LEO is not in the position to deliver Finished Products at the delivery dates stated in the respective firm order for technical reasons, LEO shall immediately inform GALEN. Both Parties will agree to a postponement or cancellation of the firm order affected. In the event of a postponement, LEO shall deliver within four weeks of the original delivery date. If LEO is not in the position to deliver Finished Products at the delivery dates stated in the respective firm order for any reasons other than technical reasons or at a date otherwise agreed upon with GALEN, LEO shall deliver within four weeks of the original delivery date. GALEN shall maintain at least two (2) months' inventory of the Product (two (2) months inventory of each stock keeping unit (SKU)).

     If the Agreement is terminated, and such termination results from the breach of GALEN, then any amounts owed by GALEN to LEO in respect of firm orders as of the date of termination must be paid by GALEN

     (c) The batch-size and minimum order quantity per delivery shall be as set forth in Appendix V hereto.

3.5 Delivery. All shipments shall be shipped to such named place as GALEN shall with reasonable notice designate in writing, and will be in accordance with the delivery instructions and with the specifications for shipping and packing included with each purchase order. Delivery will be made by LEO to a common carrier as GALEN shall direct or to any special carrier which GALEN shall designate, along with a certificate of compliance and analysis in accordance with Article 3.9.12. All risk of loss, delay or damage in transit after delivery to such carrier shall be borne by GALEN. GALEN shall pay freight and insurance on all such shipments and all customs brokers' fees.

3.6 Controlling Provisions. In ordering and delivering, GALEN and LEO may employ their standard forms, but nothing in those forms shall be construed to modify or amend the terms of this Agreement and in case of conflict herewith, this Agreement shall control.

3.7  Acceptance of Shipments.

     3.7.1 Initial Acceptance. After receipt of a Product shipment, GALEN shall, within thirty (30) days, visually inspect the Product shipment and communicate acceptance or rejection to LEO in writing. The Parties agree that GALEN's visual inspection consists of (i) comparing the applicable order against the documentation accompanying the shipment to verify that the delivery date, identity, quantity and exterior shipment labelling comply with the order and (ii) visually inspecting the exterior of the Product shipment to verify that the shipment appears to be in good condition.

     3.7.2 Return and Replacement. Any quantities of the Products that are rejected and/or returned by GALEN in accordance with this Agreement and the rejection has been accepted by LEO shall be returned to LEO at the expense of LEO and at GALEN's option (a) shall be replaced by LEO as quickly as possible at its sole expense and the payment in respect of such quantities postponed until such replacement quantities are received and accepted by GALEN or (b) LEO shall refund any amounts paid in respect of such quantities to GALEN.

     3.7.3 Independent Verification. If LEO does not agree to the rejection of the Product the Parties will seek the opinion of an independent laboratory reasonably acceptable to both Parties, whose opinion shall be final and binding. The expenses for such expert opinion shall be borne by the Party shown to be wrong, or, if the expert cannot identify the responsible Party, then the Parties shall share equally the expenses connected with the expert and the expenses connected with the Products rejected and/or returned.

3.8 Representations, Warranties and Covenants of GALEN. GALEN hereby represents, warrants and covenants to LEO as follows:

     3.8.1 Packaging Components. Subject to Article 3.9.8, GALEN shall provide LEO with all artwork or other material developed or produced by GALEN for product labels, product inserts and other printed packaging material. All such art work and other material shall be consistent with the LEO Product Concept wherever and whenever legally possible. GALEN shall be responsible for ensuring that Product labels and Product inserts that it provides pursuant to Article 3.9.8, and any other printed materials it provides, comply with all applicable Laws and with conditions laid down in the Registration. LEO has the right to purchase packaging components for six
     (6) months' use based on the forecasts delivered at the time when LEO purchases and GALEN shall reimburse LEO for costs involved in connection with discarded components due to changes wanted by GALEN in such components. The same applies if sale of a package size is discontinued, including, but not limited to, in case of termination of this Agreement by LEO due to a breach by GALEN, but excluding discontinuation or withdrawal in the case of termination of this Agreement by GALEN due to a breach by LEO.

     3.8.2 Storage. GALEN represents and warrants that Products delivered hereunder will be stored in full accordance with the applicable Laws in the Territory, and with the instructions given by LEO, and the national health authorities in the Territory. LEO has the right at any time during normal business hours, upon reasonable notice, to audit premises used by GALEN for holding and storage of Products in Territory and examine those parts of the premises, procedures and documentation involved in the activities of this Agreement.

     3.8.3 Changes in Product Labels and Printed Materials. In the event that GALEN requests changes in product labels, printed packaging materials or packaging inserts for Products and LEO has components for such materials in stock that it has purchased specifically for such Product that can no longer be used as a result of such changes, GALEN shall have the obligation to purchase the lesser of (a) all of the LEO stock of such components and
     (b) six months supply of the LEO stock of such components, at cost. GALEN shall give LEO at least four (4) months' notice in advance of any changes required to be made to the packaging materials. In case of termination of this Agreement, caused solely by GALEN's breach, GALEN shall reimburse LEO the cost of all packaging materials in stock, purchased specifically for the Products, at the time of such termination.

     3.8.4 Repackaging. GALEN is not allowed to repack the Products or in any way change the original packaging of Products.

3.9 Representations, Warranties and Covenants of LEO. LEO hereby represents, warrants and covenants to GALEN as follows:

     3.9.1 Valid Manufacturing Authorization. (a) LEO owns a valid Manufacturing Authorization issued by the relevant Governmental or Regulatory Authority.

      (b) LEO is only allowed to make changes or take actions which will require GALEN to amend any Registration for good reasons and at its sole expense, including but not limited to transfer of any Product to alternative manufacturing facilities or changes in or replacement of equipment or a change in the Specifications, with the prior written consent of GALEN, which consent shall not be unreasonably withheld.

     3.9.2 Conformity with Specifications and Laws. Each Product delivered by LEO to GALEN hereunder has been Manufactured using a process that has been validated in accordance with current Good Manufacturing Practices and has been Manufactured in compliance with the specifications for such Product and with current Good Manufacturing Practices and all Laws with respect to the Manufacture of each Product. Each Product conforms to any further affirmation of fact as may be made on or in any other documentation associated with or related to such Products.

     3.9.3 Creation and Retention of Records. LEO shall be responsible for creating and retaining all records relating to Manufacturing, analysis, testing and release of materials, production and quality control (including in-process controls) for each Product, all in accordance with current Good Manufacturing Practices and shall provide copies to GALEN upon its reasonable request.

     3.9.4 Stability Studies. LEO shall conduct relevant stability studies on each Product to assure validity of such Product for its shelf life.

     3.9.5 Raw Materials and Products Provided by LEO. Except as otherwise specifically agreed between the Parties in writing, LEO shall be responsible for procuring all raw materials and other components for each Product. All raw materials and components procured by LEO and used in the Products shall be tested (by LEO or the supplier thereof) to assure that they meet applicable specifications and quality standards.

     3.9.6 Packaging Material. Unless required by Law no changes may be made by LEO to the packaging material for any Product without the prior written consent of GALEN. If changes are required by Law LEO shall consult with GALEN prior to the implementation of such changes.

     3.9.7 Storage. LEO shall store the raw materials, excipients, packaging articles, intermediate products and the Products under such conditions that the quality of such materials and the Products Manufactured therefrom are not affected.

     3.9.8 Approval of Product Labels, Printed Packaging Materials and Inserts. Prior to the first production of each Product for GALEN, LEO shall provide GALEN with information regarding the possible dimensions and parameters of product labels, printed packaging materials and inserts. Unless required by Law LEO will make no change to Product labels or Product inserts, submitted by GALEN in accordance with Article 3.8.1, without the prior written approval of GALEN. If changes are required by Law LEO shall consult with GALEN prior to the implementation of such changes.

     3.9.9 Reference Samples. LEO shall retain reference samples from each batch of Finished Products for the period of time required by applicable Law after the expiry date. Finished Products will be kept in their final packaging and stored under the recommended conditions. Samples of starting materials (other than solvents, gases and water) will be retained for the period of time required by applicable Law after the expiry date of the corresponding Finished Product. LEO shall retain samples sufficient to conduct at least two (2) re-examinations. LEO shall make reference samples available for inspection, testing, analysis and examination by GALEN and any relevant Governmental or Regulatory Authority, promptly upon request of GALEN.

     3.9.10 Validation.

      (a) The equipment and facilities used for manufacturing must be validated and qualified by LEO. The results must be documented in writing.

      (b) In the event that changes in the manufacturing process or in the Specifications take place pursuant to this Agreement, LEO shall perform such validations or revalidations as may be required by current Good Manufacturing Practices or reasonably requested by GALEN in writing.

     3.9.11 Control Tests.

      (a) LEO shall perform all control tests set forth in the Specifications. LEO shall confirm compliance in the form of a statement on each certificate of analysis which follows the goods.

      (b) At GALEN's reasonable request, LEO shall make samples from each batch available to GALEN. If control tests which GALEN elects to have carried out on the samples or the Products reveal any failure thereof to comply with the Specifications, GALEN shall promptly notify a named qualified person of LEO of said failure. In the event that the results of such control tests performed by GALEN shall differ from findings of LEO and no mutual agreement can be reached in respect thereof, then the Parties shall jointly designate an independent laboratory for the purpose of having that sample or Product subjected to a third control test as promptly as practicable. Should non-compliance of the Product in question be confirmed by such outside control, LEO undertakes to refund any payment already made to it with respect to such non-complying Product and to bear the cost of the third control test by such outside laboratory and replace such non-complying Product in accordance with Article 3.7. LEO shall bear the full cost of proper destruction of any non-complying Product. Should compliance of the Product in question be confirmed by such outside control, GALEN undertakes to bear the cost of such third control test and to pay for the Products in question. If the outside control is unable to determine conclusively whether the Product in question is in compliance or not, the Parties shall share equally the expenses connected with the outside control and the expenses connected with the replacement and destruction of the allegedly non-complying Product.

     3.9.12 Batch Release. LEO shall ensure that each Product has been Manufactured in compliance with the requirements of the Registration and shall release only batches accompanied by a certificate of compliance signed by a qualified person of LEO that the Product has been Manufactured by LEO according to the Specifications and that LEO is committed to inform GALEN in the event of any change in the manufacturing process or in the analytical specification, in accordance with the terms of this Agreement, and of any noted incident occurring during the Manufacture of the Product. In preparing the certificate of compliance, qualified person of LEO shall take into account analytical results, essential information such as the production conditions, the results of in-process controls and the examination of manufacturing documents. LEO shall create and retain records relating to each batch of the Product Manufactured hereunder in accordance with applicable Law.

     3.9.13 LEO Resources. LEO has appropriately qualified and trained personnel, adequate premises and space, suitable equipment and services, correct materials, containers and labels, suitable storage and the knowledge and experience to carry out satisfactorily the supply of Finished Product to GALEN.

     3.9.14 Key Personnel. LEO shall provide GALEN with a list of its Key Personnel for QC release along with specimens of their signatures or other appropriate identifiers such as electronic identification codes subject to adequate security measures and shall keep GALEN informed as to changes in its Key Personnel from time to time.

     3.9.15 Quality. LEO shall refrain from any activity that will adversely affect the quality of any of the Products Manufactured for GALEN.

     3.9.16 Quality Audit. LEO shall make that portion of its manufacturing facilities where the Products are Manufactured, including all records and reference samples related to the Products, available for inspection by GALEN and representatives of applicable Governmental or Regulatory Authorities during business hours. Records made available for inspection hereunder shall include all records relevant to assessing the quality of a product in the event of a complaint or a suspected defect. Inspections by GALEN shall be conducted only by a duly authorized representative of GALEN or the relevant Governmental or Regulatory Authority and shall be limited to determining whether there is compliance with current Good Manufacturing Practices, the Registration and other requirements of this Agreement and of applicable Law. In addition, the Parties agree that a member of GALEN'S pharmaceutical quality assurance team may be present at all such inspections. In the event such representatives conclude that any non-conformity with such requirements is continuing, the Parties shall use their respective best efforts to resolve the issue as quickly as possible.

     3.9.17 Environmental; Health and Safety Matters.

     (a) LEO shall perform all of the services provided herein in compliance with all environmental Laws and shall be solely responsible for all environmental Losses at sites controlled by LEO.

     (b) LEO shall be solely responsible for implementing and maintaining health and safety procedures for the manufacture, generation, packaging, handling and storage of the raw materials, hazardous materials, waste, packaging components and Products as provided herein. Such procedures shall comply with all relevant environmental Laws. GALEN shall have no responsibility for developing, implementing or overseeing health and safety programs at LEO.

3.10 As soon as possible and no later than three (3) months following the Effective Date, LEO and GALEN will enter into a QA/QC Agreement substantially in the form of Appendix VI . Until such agreement has been signed, the terms of Appendix VI shall apply. To the extent of any conflict or inconsistency between this Agreement and such QA/QC Agreement, the terms of this Agreement shall control, unless otherwise agreed to in writing between the Parties.

3.11 Products shall have a minimum shelf life of sixteen (16) months from the date of shipment.

3.12 Notice of Noted Incidents and Abnormal Results. The Parties shall promptly inform each other in writing of any incident that would be reportable to the applicable Governmental or Regulatory Authority.

IV - MARKETING

4.1 GALEN shall bear all of the cost and expense of advertising and promoting the Products in the Territory. GALEN's advertising and promotional materials shall be in accordance with the claims approved by the FDA and in accordance with the LEO Product Branding wherever and whenever legally possible. GALEN shall not use any advertising or promotional materials, which are not consistent with the basic statements of LEO regarding the Products. The respective departments within LEO and GALEN will communicate to discuss any relevant issues regarding basic statements. GALEN shall provide LEO with samples of its promotional material.

     Regular meetings will be held between GALEN and LEO in order to discuss the ongoing business. GALEN shall annually prepare a business plan for the forthcoming calendar year. The business plan shall contain a forecast of sales based on market information data and allocation of resources. GALEN shall deliver a draft business plan by 1 August and a final business plan by 30 October of each successive calendar year. The Parties shall discuss each such business plan at a meeting to be held no later than 15 September of each year, and GALEN shall in good faith take into account changes to such business plan recommended by LEO.

     GALEN shall provide LEO with quarterly market updates. GALEN and LEO shall at the above mentioned business plan meeting in September each year agree upon minimum sales for the ensuing year, taking into account, among other things, market conditions, regulatory issues and competition. If GALEN and LEO are unable to agree upon minimum sales or any other matter to be agreed under this Agreement, the matter shall be referred to the Chief Executive Officers of each Party for good faith resolution. If the Chief Executive Officers of each Party are unable to agree upon minimum sales within 45 days the minimum sales will be fixed by an independent third party acceptable to both Parties, the cost of such third party to be shared equally by the Parties. In the event of circumstances that change the assumptions made at the time the minimum sales were agreed, e.g., introduction of a generic of the Product or serious limitations in the use of the Product for psoriasis become apparent, then the Parties shall meet in good faith and adjust the minimums.

     If GALEN is unable to achieve the agreed minimum sales then this License and Supply Agreement can be made non-exclusive upon 90 days' written notice to GALEN, provided, however, that GALEN shall be permitted during such 90 day period to pay an amount equal to the shortfall between the minimum purchase quantities and the actual quantity of Product purchased, and upon such payment to avoid the conversion of this License and Supply Agreement to a non-exclusive agreement.

4.2 Reasonable quantities of Product samples required in accordance with GALEN's marketing plans will be delivered at the sample price. At the time of signing of this Agreement the sample price is two thirds (2/3) of the supply price otherwise applicable for the corresponding smallest sales package of 3 gram tubes. The minimum sample price for a 3 gram tube is 0.55 USD. The minimum sample price shall be adjusted for inflation once each year effective 1 January, in an amount equal to the increase according to the latest update in the official "Summarisk lonindeks for den private sektor i Danmark" (Danish Index of Average Earnings by Industry in the Private Sector), see www.dst.dk.

4.3 Within five (5) working days following the end of any calendar month GALEN shall send to LEO a sales and stock report in a form that LEO may from time to time specify, showing in respect of each particular size and type of Products the number of and the value in USD of units sold during the previous calendar month, the stock of Products and monthly sales forecasts for the following twenty-four (24) months.

4.4 GALEN shall keep its accounts updated in such a manner that control of sales of the Products and other GALEN Information regarding payment can be made by LEO who shall be entitled to audit GALEN's accounts in accordance with Article 5.3.

4.5 GALEN is not entitled to perform any pre-clinical or clinical studies, seeding trials, observational studies or any other pre or post marketing studies, or any other activities relation hereto, without the prior written consent of LEO and the prior written approval of the protocols by LEO, such consent and approval not to be unreasonably withheld. Products to be used in any such pre-clinical or clinical studies shall be delivered by LEO to GALEN at a price equivalent to 75% of the purchase price as defined in
     Article 3.2.

4.6 GALEN shall keep LEO currently informed of any relevant new developments in the pharmaceutical market in the Territory, e.g. changes in governmental policies which may affect the Registrations obtained or applied for, import and sales of the Products, competitors' activities and attitudes among the medical profession. Further, the Parties shall keep each other fully informed about all new information relevant for Products in the Territory.

     GALEN shall also keep LEO informed of GALEN's chains of distribution for Products in the Territory.

V - ACCOUNTING AND ROYALTY PAYMENT

5.1 In consideration of the rights granted in Article II GALEN shall pay to LEO a royalty calculated on the Net Sales of Products sold by GALEN or its Affiliates in the Territory in consideration of the Patent, Technical Information and Trademark licenses granted by LEO to GALEN in Article II.

     The royalty rate will be calculated as follows for the first period, i.e. the period running from the Effective Date of the Agreement until the end of the calendar year in which the Agreement becomes effective, and the subsequent periods of twelve (12) months (calendar years):

     Royalty Rates      Annual US Net Sales Increment
     -------------      -----------------------------
     15%                Up to USD 50 million
     12.5%              Between USD 50 million and USD 100 million
     10%                Over USD 100 million

5.2 The report rendered by GALEN pursuant to Article 3.3.1 shall also include a calculation of royalty payments due pursuant to Article 5.1 for the preceding calendar quarter, such royalties to be paid at the time of delivery of the report.

5.3 GALEN agrees to keep accurate records in sufficient detail to enable the royalties payable hereunder and the invoice adjustments as mentioned in
     Article 3.3.1 to be determined, and upon the request of LEO, shall permit an independent, certified public accountant selected by LEO (except one to whom GALEN has some reasonable objection), at the sole expense of LEO , to have access during ordinary business hours to GALEN's records (a) to determine the correctness of any report and/or payments made under this Agreement or (b) to obtain information as to the royalty payable for any such period in case of GALEN's failure to report or pay pursuant to this Agreement. Notwithstanding the prior sentence, in the event such inspection discloses that any payments made to LEO pursuant to Articles 5.1 or 3.3 hereunder for any accounting period were deficient by more than 5%, GALEN shall reimburse LEO for the cost of such inspection. This right of review shall terminate three (3) years after receipt by LEO of GALEN's quarterly account. Said accountant shall not disclose to LEO any information other than information relating to the accuracy of the reports and payments made under this Agreement and in no event are the quantities and prices to individual customers to be disclosed to LEO.

5.4 Royalties shall be computed upon Net Sales sold by GALEN and shall be remitted in United States Dollars via bank transfer to an account designated by LEO in writing.

5.5 If Laws require withholding of taxes imposed upon LEO on account of royalties accruing under this Agreement, such taxes will be deducted by GALEN from such remittable royalty and will be paid by GALEN to the proper taxing authority. Proof of payment shall be secured and sent to LEO as evidence of such payment.

5.6 In no case shall the sums received by LEO as royalties for sale of Products be returned to GALEN unless found to be in error.

VI - PATENT PROTECTION AND VALIDITY

6.1  LEO agrees to prosecute and maintain the Patents within the Territory.

6.2 LEO agrees within reasonable limits to protect from infringement of the Patents and GALEN shall notify LEO of any such infringement. When a third party, in GALEN's opinion, infringes the Patents and the infringement is expected to constitute a substantial unlicensed competition, GALEN shall provide LEO with any available evidence of the infringement. LEO shall use all reasonable measures, whether by Action or Proceeding or otherwise to prevent such infringement. All costs and expenses of such Action or Proceeding or other activity, unless collected from the third party against which the same is brought, shall be borne by LEO. GALEN shall, at the request of LEO, co-operate with LEO in all respects including, but not limited to, making available to LEO or its legal representative, all relevant papers, records, information, samples, specimen, and the like. GALEN shall use its influence to make any of its employees testify when requested by LEO. Any recovery obtained by LEO as the result of such Action or Proceeding, by settlement or otherwise, shall after deduction of costs and expenses involved in such a proceeding be shared equally by the Parties.

VII - THIRD PARTIES INTELLECTUAL PROPERTY CLAIMS

7.1 If an Action or Proceeding is filed by any third party against GALEN as defendant alleging that GALEN's operation under the licensed Patents, Trademark and/or the Technical Information constitutes an infringement of the intellectual property rights of the said third party, LEO, upon GALEN's request, shall use its best efforts to make available to GALEN any relevant records, papers, expert information, samples, formulae and the like, and shall co-operate in such defence with GALEN as may be reasonably requested by it.

7.2 In case of such Action or Proceeding or threat thereof, GALEN shall notify LEO promptly. Should GALEN decide not to take up the defence, LEO may at its entire discretion take up the defence itself, but is under no obligation to do so. If and when LEO takes up a defence GALEN shall, upon the request of LEO, assist LEO to the best of its ability with legal and technical advice and assistance, evidence and documentation. Fifty percent (50 %) of the royalty payments necessitated by a settlement may be deducted from GALEN's obligation under Article 5.1, provided that this deduction does not reduce the royalty payments in
     Article 5.1 by more than fifty percent (50 %). However, GALEN shall consult with LEO in case such settlement may involve other payments.

7.3 This Agreement is deemed to continue in full force, including GALEN's obligation to pay full royalty during a pending action or proceeding instituted by third party due to GALEN's working under licensed Patent or Trademark rights and/or Technical Information granted hereunder. However, for as long as such action or proceeding is pending GALEN shall escrow the royalty due in a bank acceptable to LEO. If GALEN is ultimately held liable to any third party who brings suit, then GALEN can deduct any payments made to said third party in the form of damages or royalty payments from the above escrow account and then from its obligation under Article 5.1.

VIII - CONFIDENTIALITY

8.1 All Technical Information disclosed to GALEN and all GALEN Information disclosed to LEO shall be considered confidential regardless of designation, and shall not be disclosed by the receiving Party to any third party or used outside the scope of this Agreement without the prior written consent of the disclosing Party except to a duly authorised Governmental or Regulatory Authority in connection with the Registration or regulation of the Products or if otherwise required by Law. In the event that a receiving Party is asked to disclose any confidential information to a Governmental or Regulatory Authority, such receiving Party will - if possible - notify the disclosing Party sufficiently prior to making such disclosure so as to allow the non-disclosing Party adequate time to take whatever action it may deem to be appropriate to protect the confidentiality of the information. The obligation not to disclose Technical Information and GALEN Information shall not apply to (a) any information that now or later becomes publicly available through no fault of the receiver, its officers, employees or agents; (b) any information that the receiver obtains from a third party not under a confidentiality obligation to the discloser with respect to such information; (c) any information that the receiver already has in its possession as indicated in its written records; and (d) any information that is independently developed or created by the receiver.

8.2 GALEN may have its officers, employees and outside investigators acquainted with the said Technical Information within the limit of necessity for use of Products imposing upon them the same secrecy obligations as GALEN owes hereunder.

8.3 This Article VIII shall survive termination of this Agreement for a period of ten (10) years, provided, however, that following the termination of this Agreement LEO shall be free to use all data, information or other confidential information relating to the Product and following the termination of this Agreement, GALEN shall be free to use all GALEN Information.

IX - REGISTRATIONS

9.1 LEO will be the owner and holder of the Registrations for the Products in the Territory. LEO will, at the request of GALEN, provide GALEN with a complete copy including any correspondence with the FDA as well as other relevant documents in the possession or control of LEO. LEO will appoint GALEN as its U.S. agent for purposes of the NDA and will timely supply GALEN with all information in its possession or control necessary to prepare and file reports required by the FDA. GALEN will act as U.S. agent and will keep Registrations updated, including, but not limited to, to maintaining the NDA and the IND and forthwith to inform and copy LEO with the updates.

9.2 Both Parties are entitled to participate in and shall be notified in advance by the other Party of all important meetings with the FDA provided such participation does not result in any significant delay.

X - TRADEMARKS

10.1 LEO is responsible for registration, maintenance and defense of the Trademark of the Products in the Territory. GALEN shall, immediately upon its knowledge hereof, be obliged to inform LEO of any possible infringement of the Trademark. GALEN agrees to use the Trademark only in accordance with standards and guidelines communicated by LEO from time to time during the term of this Agreement. GALEN agrees that its use of the Trademark shall be in a commercially acceptable and responsible manner, and that no use by it of the Trademark shall reflect adversely upon the good name of LEO. All goodwill deriving from the use by GALEN of the Trademark pursuant to the terms of this Agreement or otherwise arising out of this Agreement shall accrue solely and exclusively to LEO.

10.2 GALEN shall not at any time register, or cause to be registered, in its name or in the name of another, or authorize the use of, during or after the term of this Agreement, the Trademark or any other trademark, name or design resembling or similar to the Trademark. GALEN shall not use the Trademark in combination with another, as part of a trade name or service mark of any corporation or other business organization except with the prior written consent of LEO.

10.3 GALEN and LEO are not, without the other Party's written consent, in any way electronically on the Internet or otherwise, entitled to use or register any of the other Party's intellectual property rights such as, but not limited to, trademarks, product names, descriptions etc. GALEN is not, without the written consent of LEO, in any way entitled to sell or promote any of the Products via the Internet. It being understood that sale of the Products via the Internet by a customer of GALEN does not constitute a breach of this provision.

10.4 All packaging and promotional material shall include the LEO logo and the Assyrian lion. The packaging and promotional material shall adhere to the LEO Product Branding wherever and whenever legally possible.

XI - AUTHORISATIONS

In accordance with legislation of the European Union, recipients of supplies of medicinal products must be in possession of a manufacturing or importing authorisation for medicinal products or an authorisation to engage in activity as a wholesaler of medicinal products. Accordingly, for the duration of this Agreement GALEN shall be in possession of relevant and valid authorisation(s) covering the Territory. A copy of the present authorisation(s) is attached as Appendix VII. GALEN shall forward copies of renewals of relevant authorisations to LEO whenever such authorisations expire and are renewed.

XII - QUALITY ASSURANCES

12.1 LEO warrants that Products sold to GALEN is of pharmaceutical grade and quality suitable for human use and that it meets the specifications approved by the applicable Governmental or Regulatory Authorities as such specifications may be revised from time to time as provided herein and that such Products conform to any further affirmations of fact as may be made on or in any other documentation associated or related to such Products.


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
12.2 In the event GALEN determines that any Products already in interstate commerce in the Territory presents a risk or injury or gross deception or is otherwise defective and that recall of such Products is appropriate, GALEN shall conduct such recall in accordance with FDA guidelines and with the provisions as set out in Article 13.2. LEO shall fully co-operate with GALEN in the investigation of the cause of the recall. If the Parties agree that the cause of the recall was the fault of LEO, LEO shall reimburse the GALEN cost and expense associated with such recall provided, however, that liability of LEO under this provision shall not extend to any consequential damages associated with such recall.

XIII - SAFETY REPORTING, COMPLAINTS AND PRODUCT RECALL

13.1 As soon as possible and no later than three (3) months following the Effective Date, LEO and GALEN will enter into a Pharmacovigilance Agreement substantially in the form of Appendix VIII. Until such agreement has been signed by both Parties, the terms of Appendix VIII shall apply. To the extent of any conflict or inconsistency between this Agreement and such Pharmacovigilance Agreement, the terms of this Agreement shall control, unless otherwise agreed to in writing between the Parties.

13.2 GALEN must put in place a system for handling of customer complaints and product recall, which is in compliance with the guidelines furnished by LEO. LEO Guidelines "Group Policy - GP 07 Investigation of Customer Complaints" and "Group Policy - GP-08 Recall of LEO Products", Appendix IX.

XIV - RESPONSIBILITIES OF PARTIES

14.1 Compliance with Laws. Both LEO and GALEN shall observe all applicable Laws in effect in fulfilling their obligations under this Agreement.

14.2 Indemnification.

     14.2.1 Indemnification by LEO. In addition to the remedies set forth in
     Article 3.7, LEO shall indemnify and hold GALEN and its agents, directors, officers and employees and representatives harmless from and against any and all Losses which they may at any time incur by reason of any Action or Proceeding brought by any Governmental or Regulatory Authority or other third party against GALEN arising out of or resulting from (a) any misrepresentation, breach of warranty or

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
     non-fulfilment of or failure to perform any agreement or covenant made by LEO in this Agreement, (b) the use by GALEN of any Product delivered by LEO which does not comply with the Specifications therefor, or (c) any other negligent act or omission of LEO.

     14.2.2 Indemnification by GALEN. GALEN shall indemnify and hold LEO and its agents, directors, officers and employees and representatives harmless from and against any and all Losses which they may at any time incur by reason of any Action or Proceeding brought by any Governmental or Regulatory Authority or other third party against LEO arising out of or resulting from
     (a) any misrepresentation, breach of warranty or non-fulfilment of or failure to perform any agreement or covenant made by GALEN in this Agreement, (b) product liability claims other than those against which LEO has indemnified GALEN pursuant to Article 14.2.1, including, but not limited to, liability claims arising from improper storage of Products by GALEN or damage in transit to Products, or (c) any other negligent act or omission of GALEN.

     14.2.3 Survival. The obligation of the Parties in this Article XIV shall survive the expiration or earlier termination of this Agreement to the extent permitted by applicable Law.

14.3 In any case under the preceding Article 14.2, where GALEN or LEO is to indemnify the other, the control of the defence of any Action or Proceeding and negotiations for settlement and compromise thereof, shall repose with the indemnifying Party, except that nothing in this paragraph shall be construed to relieve either Party hereto of the obligation to give the other all reasonable co-operation, assistance and authority necessary to permit full and complete defense of any Action or Proceeding; provided, however, that no Party will settle any of such claims without consent of the other Party; however, such consent shall not be unreasonably withheld. Both Parties shall, if desired, be allowed to participate, at their own expense, directly or through a representative e.g. their product liability insurers, in any Action or Proceeding.

XV - TERM AND TERMINATION; CONSEQUENCES OF TERMINATION

     15.1 This Agreement shall become effective on the Effective Date and shall continue in full force and effect as provided herein, unless modified or terminated in accordance with any of the provisions hereof, until the later of (A) the expiration of the term of the Dovonex(R) Agreement and (B) 27 January 2020.


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
15.2 In the following events, LEO shall have the right to terminate this Agreement with immediate effect by written notice:

     15.2.1 If GALEN does not exercise the Option on or before August 1, 2005 (with effect as of 1 January 2006 at the latest), provided, however, that if GALEN decides not to exercise the Option with effect as of 1 January 2006 at the latest because (i) the aggregate turnover of the Dovonex(R) Product in the U.S. during the period 1 July 2004 - 30 June 2005, as measured by IMSHealth, is equal to or less than U.S.$50,000,000 (fifty million dollars) or (ii) on or prior to August 1, 2005 a generic product that is AB rated to any Dovonex(R) Product is approved by the FDA and has become commercially available, provided, for purposes of subclause (ii) above, that GALEN has not provided assistance to the holder of the registration for the AB rated product to obtain such registration, then LEO shall not have such right to terminate the Agreement.

     15.2.2 If the Combination Product obtains a Registration prior to 1 August 2005 and GALEN has exercised the Option but there has not yet been a Closing when this Agreement becomes effective, and Closing does not occur on or prior to 14 January 2006 and there is no reasonable possibility that a Closing will occur thereafter.

     15.2.3 If the Dovonex(R) Agreement is terminated due to GALEN's default or breach of said agreement.

15.3 In the event that GALEN and LEO agree, at any time after the seventh anniversary of the Effective Date, that further commercialisation of Products no longer are sound due to therapeutic or economic reasons, then either Party can with six (6) months' prior notice terminate this Agreement.

15.4 In the event that one of the Parties hereto materially defaults or breaches any of the provisions of this Agreement, the other Party shall have the right to terminate this Agreement upon sixty (60) days' written notice, provided, however, that if the Party in default within the sixty day period referred to, remedies the said default or breach, the Agreement shall continue in full force and effect.


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
15.5 In the event that the FDA does not approve a Registration for the Product and there is no reasonable possibility to obtain approval, GALEN shall - within 90 days - have the right to terminate this Agreement upon ninety
     (90) days' written notice.

15.6 In the event that the patent application filed by LEO with the United States Patent and Trademark Office for the Combination Product is rejected by the Patent Examiner and the route of appeal of such rejection has been exhausted or is not diligently pursued by LEO or LEO has not obtained a U.S. patent within five (5) years from the date of filing of such application with the United States Patent and Trademark Office, then GALEN may terminate this Agreement within ninety (90) days of such rejection of appeal, or on ninety (90) days' notice to LEO that LEO is not diligently pursuing such appeal, without any further obligation to LEO.

15.7 In the event that one of the Parties hereto enters into liquidation whether compulsorily or voluntarily (otherwise than for the purposes of amalgamation or reconstruction), compounds with its creditors, has a receiver or manager appointed in respect of all or any part of its assets, or is the subject of an application for an administration order or undergoes any analogous or similar act or proceeding under the laws of any other jurisdiction in consequence of debt the other Party shall have the right to terminate this Agreement with immediate effect by written notice.

15.8 If GALEN - for any three (3) consecutive calendar years - is unable to achieve the agreed minimum sales, LEO shall have the right to terminate this Agreement upon sixty (60) days' written notice.

15.9 In the event of termination of this Agreement under the provisions of this
     Article XV GALEN shall not be relieved of the duty and obligation to pay in full all payments, including but not limited to royalties, accrued and unpaid at the effective date of such termination. In such event:

     15.9.1 GALEN shall return any and all Technical Information and any other information relating to the Product provided to GALEN and make no further use thereof;

     15.9.2 GALEN shall cease to make use of the Trademark, the other LEO Product Branding and all other information related to the Product, and all rights in the Trademark, the other LEO Product Branding and all other information relating to the Product will promptly revert to LEO and be transferred to LEO;


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
     15.9.3 if GALEN is then the owner of any patents specifically related to Product, GALEN shall transfer such ownership to LEO, except for LEO being in breach in which case GALEN will sell said patents and LEO will purchase said patents at a price equal to the expenses GALEN has borne in relation to developing, establishing and maintaining said patent rights;

     15.9.4 if GALEN is then the owner of any patents, which in part relates to Product then LEO, its Affiliates and partners shall have a royalty free license to such patents for the term of the patents;

     15.9.5 if GALEN is then the owner of any data related to the Product, including but not limited to, any data related to any study performed under this Agreement such data shall be transferred to LEO. At such time, LEO shall have the right, but not the obligation, to have assigned to LEO any then pending third party clinical agreement;

     15.9.6 GALEN shall transfer all Registrations held by GALEN - if any - to LEO or its designee.

     In the event that LEO terminates this agreement pursuant to:

     (a) Articles 15.4, 15.7 or 15.8,;or

     (b) Article 15.2.1 in the event that GALEN has not exercised the Option for reasons not including that (i) the aggregate turnover of the Dovonex(R) Products in the U.S. during the period 1 July 2004 - 30 June 2005, as measured by IMSHealth, is equal to or less than US$50,000,000 (fifty million dollars) or (ii) on or prior to August 1, 2005 a generic product that is AB rated to any Product is approved by the FDA and has become commercially available, provided, for purposes of this subclause (ii), that Galen has not provided assistance to the holder of the registration for the AB rated product to obtain such registration; or

     (c) Article 15.2.2 in the event that the Combination Product obtains a Registration prior to 1 August 2005 and GALEN has exercised the Option but there has not yet been a Closing when this Agreement becomes effective, and Closing does not occur on 1 January 2006 at the latest;

     then the transfers required under Articles 15.9.1, 15.9.2, 15.9.3, 15.9.5 and 15.9.6 shall be made free of charge to LEO. Otherwise, the costs of transfers shall be split evenly between the parties.

     15.10 It is understood that GALEN - also after termination of the Agreement
     - shall be solely liable for any and all chargebacks and returns of Products sold by GALEN under the Agreement. GALEN shall destroy all returns of Products it receives also after the termination of the Agreement. Following such destruction, GALEN shall certify the destruction to LEO upon the written request of LEO.

XVI - ASSIGNABILITY

16.1 This Agreement and the licenses and rights herein granted shall be binding upon, and shall inure to the benefit of successors of the Parties hereto, or to any assignee of all of the good will and entire business assets of a Party hereto relating to pharmaceuticals, but shall not otherwise be assignable without the prior written consent of the other Party.

16.2 Furthermore, in the event GALEN merges with or is acquired by a company and the new entity no longer gives priority to dermatology or in the event GALEN merges with or is acquired by a company having a product which is a topical vitamin D3 or any analog thereof or a fixed combination of vitamin D3 or any analog thereof with a corticosteriod with indications that directly compete with the indications approved for the Product and such product has sales, at the time of such transaction, equal to at least 10% of the Net Sales of Products, and such products are not divested or out-licensed, then the rights granted herein are not assignable without the prior written consent of LEO, which consent shall not be unreasonably withheld. If LEO does not consent, then LEO is obliged to acquire the rights granted GALEN including all necessary approvals for marketing of the Product by paying to GALEN one (1) times GALEN's Gross Margin for the Products for the twelve (12) months preceding the event, or if there is less than twelve (12) months of sales by GALEN, the Gross Margin of such pro rata period multiplied to equal a period of twelve (12) months.

16.3 For the avoidance of doubt, LEO agrees and acknowledges that GALEN may perform any or all of its obligations under this Agreement through its U.S. Affiliate, Warner Chilcott, Inc., provided however, that GALEN shall remain jointly

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
     and severally liable for the performance of any obligations that are delegated to Warner Chilcott, Inc.

XVII - AMENDMENT OF AGREEMENT; WAIVER; SEVERABILITY

17.1 The Agreement shall not be changed or modified orally.

17.2 Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by either Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

17.3 If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable present or future Law, and if the rights or obligations of any Party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, the Parties will add as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

XVIII - STATUS OF PRIOR AGREEMENT

This Agreement, together with the Master Agreement, the Development Agreement dated as of even date herewith between LEO and GALEN and the License and Supply Agreement dated as of even date herewith between LEO and GALEN relating to the license and supply of the Combination Product, constitutes the entire Agreement between the Parties with respect to the within subject matter and supersedes all previous agreements, whether written or oral.

XIX - FORCE MAJEURE

The occurrence of an event which materially interferes with the ability of a Party to perform its obligations or duties hereunder which is not within the reasonable control of the Party affected, not due to malfeasance, and which could not with the exercise of due diligence have been avoided ("Force Majeure"), including, but not limited to, fire, accident, labor difficulty, strike, riot, civil commotion, act of God, delay or errors by shipping companies or change in Law shall not excuse such Party from the performance of its obligations or duties under this Agreement, but shall merely suspend such performance during the continuation of Force Majeure. The Party prevented from performing its obligations or duties because of Force Majeure shall promptly notify the other Party hereto (the "Other Party") of the occurrence and particulars of such Force Majeure and shall provide the Other Party, from time to time, with its best estimate of the duration of such Force Majeure and with notice of the termination thereof. The Party so affected shall use its best efforts to avoid or remove such causes of nonperformance. Upon termination of Force Majeure, the performance of any suspended obligation or duty shall promptly recommence. Neither Party shall be liable to the Other Party for any direct, indirect, consequential, incidental, special, punitive or exemplary damages arising out of or relating to the suspension or termination of any of its obligations or duties under this Agreement by reason of the occurrence of Force Majeure. In the event that Force Majeure has occurred and is continuing for a period of at least six (6) months, the Other Party shall have the right to terminate this Agreement upon thirty (30) days' notice.

XX - NON-COMPETITION CLAUSE

During the term of this Agreement GALEN is not allowed to purchase, distribute, market and/or sell any product which is a topical vitamin D3 or any analog thereof or a fixed combination of vitamin D3 or any analog thereof with a corticosteriod with indications that directly compete with the indications approved for the Product except for the Dovonex(R) Product.

XXI - PARTNERSHIP/AGENCY; THIRD PARTIES

None of the provisions of this Agreement shall be deemed to constitute the relationship of partnership or agency between the Parties and neither Party shall have any authority to bind the other Party in any way except as provided in this Agreement.


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
The Parties agree that no third party which is not a Party to this Agreement is intended to benefit from or shall have any right to enforce any provision of this Agreement.

XXII - GOVERNING LAW

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE OTHER THAN SECTIONS 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Each Party irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby or thereby. Each Party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each Party further agrees that service of any process, summons, notice or document by registered mail to such Party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Article XXII. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby and thereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Each Party hereto hereby waives to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement.




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
XXIII - NOTICES

Any notice hereunder shall be deemed to be sufficiently given if sent by registered mail or by fax followed by mail to:

In the case of GALEN:   Galen (Chemicals) Limited
                        4 Adelaide Street
                        Dun Laoghaire, Co. Dublin
                        Ireland

                        Fax: +353 1 214 8477

With a copy to:         Galen Holdings PLC
                        Att. Chief Executive Officer
                        100 Enterprise Drive, Suite 280
                        Rockaway, New Jersey 07866
                        USA

                        Fax: + 1 973 442 3362

In the case of LEO:     LEO Pharma A/S
                        Att. The President
                        Industriparken 55
                        DK-2750 Ballerup
                        Denmark

                        Fax: + 45 44 64 15 80

or to such other address as the sender shall have last furnished to the receiver.


[end of text - signature page to follow]



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
IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be duly executed in duplicate by their authorised officers as of the date last below written.

GALEN(CHEMICALS) LIMITED                LEO Pharma A/S


By: ____________________________        By: _________________________
       Roger M. Boissonneault
Title: Director                         Title: ______________________
Date:  April ____, 2003                 Date: _______________________



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